UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Entegris, Inc.

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ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2019

The 2019 Annual Meeting of Stockholders of Entegris, Inc. will be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Tuesday, April 30, 2019, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect eight (8) Directors to serve until the 2020 Annual Meeting of Stockholders.

2.	To ratify the appointment of KPMG LLP as Entegris’ independent registered public accounting firm for 2019.

3.	To approve, on an advisory basis, the Company’s Executive Compensation.

4.	To transact such other business as may properly come before the meeting and at any adjournment or postponement thereof.

Stockholders of record at the close of business on March 8, 2019 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By order of the Board of Directors,

Bertrand Loy President and Chief Executive Officer

Dated: March 20, 2019

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING THREE WAYS: (1) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED STAMPED ENVELOPE BY MAIL, (2) BY COMPLETING A PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) BY COMPLETING A PROXY ON THE INTERNET AT THE INTERNET ADDRESS LISTED ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be Held on April 30, 2019 – the Proxy Statement, Form of Proxy and the Annual Report are available at http://investor.entegris.com/financials.cfm

ENTEGRIS, INC.

129 Concord Road

Billerica, Massachusetts 01821

Proxy Statement for the 2019 Annual Meeting of Stockholders

To Be Held on April 30, 2019

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Entegris, Inc., a Delaware corporation (“Entegris” or the “Company”), for use at the 2019 Annual Meeting of Stockholders to be held at the Company’s headquarters at 129 Concord Road, Billerica, Massachusetts on Tuesday, April 30, 2019 at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the Annual Meeting of Stockholders by contacting our Investor Relations Department either through the Internet at investor.Entegris.com/contactus.cfm or via email at irelations@entegris.com. This proxy statement, the foregoing Notice of Annual Meeting of Stockholders, the enclosed form of proxy and the Company’s 2018 Annual Report on Form 10-K are first being mailed or given to stockholders on or about March 20, 2019.

PROXIES

A stockholder giving a proxy may revoke it at any time before it is voted by executing and delivering to Entegris another proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the 2019 Annual Meeting. Any properly completed proxy forms returned in time to be voted at the Annual Meeting will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted IN FAVOR of the election of the eight named nominees as directors and in accordance with the recommendations of the Board of Directors with respect to other matters to come before the 2019 Annual Meeting. In addition, the proxy confers discretionary authority to vote on any other matter properly presented at the 2019 Annual Meeting which is not known to the Company as of the date of this proxy statement, unless the proxy directs otherwise.

Stockholders may vote by proxy in one of the following three ways: (1) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by mail, (2) by completing a proxy using the toll-free telephone number listed on the proxy card in accordance with the specified instructions, or (3) by completing the proxy card via the Internet at the Internet address listed on the proxy card in accordance with the specified instructions.

All costs of the solicitation of proxies will be borne by Entegris. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, personal interviews and the Internet. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Entegris will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

VOTING SECURITIES AND VOTES REQUIRED

The record date for the determination of stockholders entitled to notice of and to vote at the 2019 Annual Meeting was the close of business on March 8, 2019 (the “Record Date”). On the Record Date, there were 135,513,636 shares of common stock, $0.01 par value per share, the Company’s only voting securities, outstanding and entitled to vote. Each share of common stock is entitled to one vote. Under the Company’s By-Laws, the holders of a majority of the shares of common stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of common stock represented in person or by proxy (including “broker non-votes” and shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present. The affirmative vote of the holders of a majority of votes cast by the stockholders entitled to vote at the meeting is required for the election of directors (see “Corporate Governance – Majority Voting for Directors” below) and for the approval of the other matters listed in the Notice of Meeting. Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will not be included in vote totals and will not affect the outcome of the voting on the election of the directors or the other matters listed in the Notice of Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms are expiring. The persons named in the enclosed proxy will vote to elect as directors the nominees designated by the Board of Directors, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board. There are no family relationships between or among any officers or directors of Entegris.

Merger Agreement; Potential Changes to the Board of Directors

On January 27, 2019, Entegris entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Versum Materials, Inc. (“Versum”). The Merger Agreement provides for the merger of Versum into Entegris (the “Entegris-Versum Merger”), with Entegris surviving and continuing as the surviving corporation in the Entegris-Versum Merger. The completion of the Merger is subject to the satisfaction or waiver of certain previously disclosed customary mutual closing conditions, including approval of the Entegris-Versum Merger by the stockholders of Entegris and Versum.

The Merger Agreement further provides that, at the effective time of the Entegris-Versum Merger (the “Effective Time”), Entegris’ Board of Directors will have nine members, including (1) four directors who prior to the Effective Time were members of Entegris’ Board of Directors (the “Entegris Designees”), (2) four directors who prior to the Effective Time were members of Versum’s Board of Directors, including the Chairman of Versum’s Board of Directors as of immediately prior to the Effective Time (the “Versum Designees”), and (3) the Chief Executive Officer of Entegris as of immediately prior to the Effective Time. The Merger Agreement requires each of the Entegris Designees and Versum Designees to meet the independence standards of the NASDAQ or the New York Stock Exchange, as applicable, with respect to Entegris as of the Effective Time.

At the Effective Time, the Chief Executive Officer of Entegris as of immediately prior to the Effective Time will become the Chief Executive Officer of the combined company and a member of the Board of Directors of the combined company, and the Chairman of Versum’s Board of Directors as of immediately prior to the Effective Time will be appointed to serve as the Chairman of the Board of Directors of the combined company.

The Entegris-Versum Merger is expected to close in the second half of 2019, subject to satisfaction or waiver of the aforementioned closing conditions. Accordingly, Entegris expects that any changes to its Board of Directors that may occur pursuant to the terms of the Merger Agreement will occur after the date of the 2019 Annual Meeting. The pendency of the Entegris-Versum Merger has not resulted in any change to Entegris’ nominees for director at the 2019 Annual Meeting. As described below, Entegris is nominating for re-election to its Board of Directors all of the currently serving members of its Board of Directors.

As of the date of this proxy statement, neither Entegris nor Versum has finally determined the identities of the Entegris Nominees or the Versum Nominees, respectively, but Entegris expects that, immediately following the Effective Time, Seifi Ghasemi, the current Chairman of the Board of Versum, will serve as the Chairman of the Board of Directors of the combined company and that Bertrand Loy, the current President and Chief Executive Officer of Entegris, will serve as the President and Chief Executive Officer of the combined company and a member of the Board of Directors of the combined company. Entegris expects that the other members of the Board of Directors of the combined company will be determined before the Effective Time. Accordingly, Entegris expects that, upon the closing of the Entegris-Versum Merger, three of the individuals serving as members of the Board of Directors of Entegris immediately prior to the closing will cease to serve members of the Board of Directors of the combined company.

Nominees for Election

Set forth below are the name and age of each nominee for election as a director, their principal occupation and the year of their first election as a director of Entegris or a predecessor public corporation.

Name of Nominee	Age	Principal Occupation	Director Since*
Michael A. Bradley	70	Retired Chief Executive Officer, Teradyne, Inc.	2001
R. Nicholas Burns	63	Professor of The Practice of Diplomacy and International Politics, Kennedy School, Harvard University	2011
James F. Gentilcore	66	Retired Chief Executive Officer, President and Chairman of the Board, PQ Corporation	2013
James P. Lederer	58	Retired Executive Vice President, Qualcomm, Inc.	2015
Bertrand Loy	53	President & Chief Executive Officer, Entegris, Inc.	2012
Paul L.H. Olson	68	Chairman of the Board, Retired Executive	2003
Azita Saleki-Gerhardt	55	Senior Vice President of Operations, AbbVie Inc.	2017
Brian F. Sullivan	57	Chairman & CEO, Celcuity Inc.	2003

*

Includes service with predecessor public company, Entegris, Inc., a Minnesota corporation (“Entegris Minnesota”), in the case of Messrs. Olson and Sullivan and Mykrolis Corporation (“Mykrolis”) in the case of Mr. Bradley. Entegris Minnesota and Mykrolis merged into the Company effective August 6, 2005 (the “Merger”).

Set forth below with respect to each director or nominee standing for election at the 2019 Annual Meeting are the principal occupation and business experience during at least the past five years, the names of other publicly held companies of which they serve or have served as a director during such period, as well as the experience, qualifications, attributes or skills that has led the Board of Directors to conclude that each nominee should serve as a director of the Company.

Michael A. Bradley has served as a director of the Company since the Merger in 2005. Mr. Bradley served as a director of Mykrolis from 2001 until the Merger. From 2004 until his retirement in February 2014, Mr. Bradley served as the Chief Executive Officer of Teradyne, Inc., a global supplier of automatic test systems and equipment for semiconductor, military/aerospace, data storage and automotive applications. Prior to that he served as President of Teradyne, Inc. since May 2003 and as President, Semiconductor Test Division of Teradyne since April 2001. Mr. Bradley served as the Chief Financial Officer of Teradyne, Inc. from 1999 until 2001 and as a Vice President of Teradyne since 1992. Prior to that, Mr. Bradley held various finance, marketing, sales and management positions with Teradyne and worked in the audit practice group of the public accounting firm of Coopers and Lybrand. Since 2004, Mr. Bradley has served as a director of Teradyne, Inc. and, since November 2012, Mr. Bradley has served as a director of Avnet, Inc. (global distributor of electronic components and computer products). He received his A.B. degree from Amherst College and an M.B.A. from the Harvard Business School.

The Board of Directors has concluded that by reason of his experience as Chief Executive Officer of Teradyne, Inc. as well as his other senior executive positions with Teradyne which have given him extensive experience within the semiconductor industry and by reason of his eighteen years of experience as a director of both Mykrolis and the Company, Mr. Bradley should serve as a director of the Company.

R. Nicholas Burns has served as a director of the Company since May 2011. He is currently the Goodman Family Professor of The Practice of Diplomacy and International Relations, Kennedy School, Harvard University. Ambassador Burns served in the United States Foreign Service for twenty-seven years until his retirement in April 2008. He served as Under Secretary of State for Political Affairs from 2005 to 2008. From 2001 to 2005 he was U.S. Ambassador to NATO. Prior to that from 1997 to 2001 he was U.S. Ambassador to Greece. He is Director of the Aspen Strategy Group and Senior Counselor at the Cohen Group. He is on the Board of Directors of The Atlantic Council and a number of other non-profit organizations. From October 2014 to January 2017, he served as a member of Secretary of State John Kerry’s Foreign Affairs Advisory Board.

The Board of Directors has concluded that by reason of his distinguished career as a diplomat and his expertise in world affairs, Mr. Burns should serve as a director of the Company.

James F. Gentilcore was elected to the Board of Directors in December 2013. Until December 2018, Mr. Gentilcore served as the Executive Chairman of the board of directors of PQ Corporation, a performance chemicals and services company (“PQ Corp.”), having served as a member of its board of directors since 2016. Previously, Mr. Gentilcore served as President and Chief Executive Officer of PQ Corp. from July 2016 until August 2018. Mr. Gentilcore served as an Executive Advisor to CCMP Capital, a global private equity firm, from April 2014 to June 2016. He served as the Chief Executive Officer of Edwards Group Limited, a global industrial technology company, from March 2013 until January 2014, and as a director from December 2007 until January 2014, when Edwards Group was acquired by Atlas Copco AB. From January 2009 until its sale in March 2011, Mr. Gentilcore was the President, Chief Executive Officer and a director of EPAC Technologies Inc., a logistics technology solutions company. Mr. Gentilcore also served as Chief Operating Officer of Brooks Automation Inc., a position he held from November 2005 until November 2007, after leading the merger between Brooks and Helix Technology Corp., where he had been the Chief Executive Officer from December 2004 until October 2005. Prior to that, Mr. Gentilcore was the Chief Operating Officer of Advanced Energy Industries, Inc. Earlier in his career, he spent 10 years in the electronics materials industry with Air Products Inc., serving in various business development and operational roles. His global experience includes several Asia-based joint ventures and acquisitions and many U.S. based technology acquisitions. He has significant experience in growing technology and industrial companies, mergers and acquisitions in the public and private sector and post-merger integration and brings 40 years of technology industry leadership to our board of directors. Mr. Gentilcore currently serves on the board of directors of Milacron Holdings Corp., a global leader in the plastic technology and processing industry, and previously served as a member of the board of directors of KMG Chemicals Inc., a leading supplier of electronic chemicals, from May 2014 to December 2016. Mr. Gentilcore holds an M.B.A. from Lehigh University and a B.Sc. in Engineering from Drexel University.

The Board of Directors has concluded that by reason of his 40 years of experience in the technology industry, his experience as Chief Executive Officer of two major companies serving the semiconductor industry and his broad experience with mergers and post-merger integration, Mr. Gentilcore should serve as a director of the Company.

James P. Lederer was elected to the Board of Directors in April 2015. He served as an Executive Vice President and Officer of Qualcomm Technologies, Inc. and General Manager of Qualcomm CDMA Technologies (QCT), its semiconductor division, from 2008 until his retirement in January 2014. Prior to that role, he held a variety of senior management positions at Qualcomm, Inc. including Senior Vice President, Finance and Business Operations; Vice President, Finance; Senior Director, Finance; and Director, Corporate Strategic Finance. Mr. Lederer joined Qualcomm in 1997 and prior to joining Qualcomm, Mr. Lederer held a variety of management positions at Motorola, General Motors and Scott Aviation. Since March 2018,

Mr. Lederer has served as a director of Lattice Semiconductor Corporation. Mr. Lederer holds a B.S. degree in Business Administration and an M.B.A. from the State University of New York at Buffalo, where he also serves on the Dean’s Advisory Council for the School of Management.

The Board of Directors has concluded that by reason of his over twenty years of experience in the semiconductor industry and his ten years of experience as a senior executive officer of Qualcomm, Mr. Lederer should serve as a director of the Company.

Bertrand Loy has been our Chief Executive Officer, President and a director since November 2012. Mr. Loy served as our Executive Vice President and Chief Operating Officer since 2008. From August 2005 until July 2008, he served as our Executive Vice President and Chief Administrative Officer in charge of our global supply chain and manufacturing operations. He served as the Vice President and Chief Financial Officer of Mykrolis from January 2001 until August 2005. Prior to that, Mr. Loy served as the Chief Information Officer of Millipore Corporation during 1999 and 2000. From 1995 until 1999, he served as the Division Controller and Head of Manufacturing for Millipore’s Laboratory Water Division. From 1989 until 1995, Mr. Loy served Sandoz Pharmaceuticals (now Novartis) in a variety of financial, audit and controller positions located in Europe, Central America and Japan. Mr. Loy served as a director of BTU International, Inc. (supplier of advanced thermal processing equipment) until its acquisition in January 2015. He also has served as a director of Harvard Bioscience, Inc. (scientific equipment) since November 2014 and has been a director of SEMI (Semiconductor Equipment and Materials International) (global high technology manufacturing trade association) since July 2013. Mr. Loy graduated from the Ecole Superieure des Sciences Economiques et Commerciales (ESSEC) business school in Cergy Pontoise France.

The Board of Directors has concluded that by reason of his extensive experience operating the Company, his five years of experience as the Chief Financial Officer of Mykrolis and his experience as a director of BTU International, Inc., Harvard Bioscience, Inc. and SEMI, Mr. Loy should serve as a director of the Company.

Paul L.H. Olson has been a director of the Company since the Merger in 2005. He has served as the independent Chair of the Board of the Company since May 2011. He served as lead director of the Entegris Minnesota board of directors from March 2003 until the Merger with the Company. Mr. Olson served as the Chief Executive Officer and a director of nuBridges, Inc., a software business headquartered in Atlanta, Georgia, from 2008 until its merger with Liaison Technologies, Inc. in 2011. Thereafter he served on the board of directors of Liaison Technologies, Inc., serving as a member of its audit committee until 2014. He served as Executive Vice President of Bethel University from 2002 to 2008. Prior to 2000, Mr. Olson was a founding executive of Sterling Commerce, Inc., an electronic commerce software company. Prior to his role with Sterling Commerce, he held executive positions with Sterling Software, Inc. and Michigan National Corp. Mr. Olson is a member of the board of directors of several private companies and non-profit organizations, including WMC Industries, Inc. (where he is lead director), Macalester College (where he serves as Treasurer and Chair of the Finance Committee), and SiteDocs, Inc. Mr. Olson served as an advisor to Data Dimensions, Inc. and to Thoma Bravo Equity Partners. Mr. Olson holds a BA degree from Macalester College, an MBA from the University of St. Thomas and a doctorate degree from the University of Pennsylvania.

The Board of Directors has concluded that by reason of his extensive graduate education, his many years of business and institutional management experience and his experience as Chief Executive Officer of two different software companies and by reason of his sixteen years of experience as a director of both Entegris Minnesota and the Company, Mr. Olson should serve as a director of the Company.

Azita Saleki-Gerhardt was elected to the Board of Directors in August 2017. Dr. Saleki-Gerhardt has served as the Senior Vice President, Operations at AbbVie Inc., a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. AbbVie was formed in 2013 after its spin-off from Abbott Laboratories. Prior to this role, Dr. Saleki-Gerhardt spent more than twenty years at Abbott Laboratories in a variety of senior management roles, including

President, Global Pharmaceuticals Operations from 2011 to 2012, Division Vice President, Quality Assurance, Global Pharmaceutical Operations from 2008 to 2010, Divisional Vice President, Manufacturing Science and Technology, Global Pharmaceutical Operations from 2004 to 2007. Dr. Saleki-Gerhardt holds a B.A. degree, an M.S. degree and a Ph.D. each in pharmaceutics and each from the University of Wisconsin, Madison.

The Board of Directors has concluded that by reason of her extensive business and management experience and her experience as a senior executive officer responsible for the international manufacturing and distribution network of a global biopharmaceutical company, Dr. Saleki-Gerhardt should serve as a director of the Company.

Brian F. Sullivan has served as a director of the Company since the Merger in 2005. Mr. Sullivan served as a director of Entegris Minnesota from December 2003 until the Merger with the Company. Mr. Sullivan is currently Chair and CEO of Celcuity Inc., a biotechnology company he co-founded in 2012. Mr. Sullivan was Chair and CEO of SterilMed, Inc. from 2003 until he retired from that company in 2011 in conjunction with its sale to Johnson & Johnson. Mr. Sullivan co-founded Recovery Engineering, Inc. in 1986, and was Chair and Chief Executive Officer until it was sold in 1999 to Proctor & Gamble Co. Mr. Sullivan served as a member of the board of directors of Virtual Radiologic Corporation from 2008 until that company was sold in 2010, and serves as a director of several private companies and non-profit organizations. Mr. Sullivan holds an A.B. degree from Harvard University.

The Board of Directors has concluded that by reason of his extensive and varied business and management experience and his experience as Chief Executive Officer of three diverse businesses and by reason of his sixteen years of experience as a director of both Entegris Minnesota and the Company, Mr. Sullivan should serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE

STOCKHOLDERS VOTE FOR THE ABOVE NOMINEES

CORPORATE GOVERNANCE

Entegris’ Board of Directors believes that adherence to good corporate governance principles is essential to running our business efficiently, to maintaining our integrity in the marketplace and to ensuring that the Company is managed for the long-term benefit of its stockholders. The Board recognizes that maintaining and ensuring good corporate governance is a continuous process. To this end, our Board of Directors has adopted the Entegris, Inc. Corporate Governance Guidelines, the Entegris, Inc. Code of Business Ethics (which is applicable to all employees, including executive officers, as well as to directors to the extent relevant to their service as directors) and a charter for each committee of the Board. The Corporate Governance Guidelines, the Code of Business Ethics and the Charters of the Audit & Finance Committee, the Management Development & Compensation Committee and the Governance & Nominating Committee, as amended from time to time, are available on the Company’s website at http://www.Entegris.com under “Investors – Corporate Governance” and will be provided in printed form to any stockholder who requests them from us.

Director Independence

The Company’s Corporate Governance Guidelines provide that a substantial majority of the directors shall be independent. Currently, with the exception of our Chief Executive Officer, our Board of Directors is comprised entirely of independent directors. The Board has determined that each of Michael A. Bradley, R. Nicholas Burns, James F. Gentilcore, James P. Lederer, Paul. L. H. Olson, Azita Saleki-Gerhardt and Brian F. Sullivan are “independent” as determined under the NASDAQ Stock Market, Inc. Marketplace Rules. The Entegris, Inc. Corporate Governance Guidelines also provide that there will be an executive session, comprised exclusively of independent directors, at each regularly scheduled Board of Directors meeting.

Board Leadership Structure

Our Board of Directors has adopted a structure whereby the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides strong leadership for the Board and helps ensure critical and independent thinking with respect to the Company’s strategy and performance. Our Chief Executive Officer is also a member of the Board of Directors as the management representative on the Board. We believe this is important to make information and insight concerning the Company’s business directly available to the directors in their deliberations. Our Board believes that having separate positions, with an independent non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman of the Board is responsible for the smooth functioning of our Board of Directors, enhancing its effectiveness by guiding Board processes and presiding at Board meetings and executive sessions of the independent directors. Our Chairman also presides at stockholder meetings and ensures that directors receive appropriate information from our Company to fulfill their responsibilities. Our Chairman is an ex officio member of each standing Board committee, providing guidance and, like all directors, taking an active role in evaluating our executive officers. Our Chairman also acts as a liaison between our Board and our executive management, promoting clear and open communication between management and the Board.

Board of Directors’ Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company and the steps we take to manage them. While our Board is ultimately responsible for risk oversight at our Company, our Board standing committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit & Finance Committee focuses on financial risk, including internal controls, and receives periodic risk assessment reports from our Internal Audit Department. Our Governance & Nominating Committee focuses on the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. Finally, our Management Development & Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and related to succession planning for our executive officers.

Risk Assessment with Respect to Compensation Policies and Practices

At its December 2018 meeting, the Management Development and Compensation Committee (the “Compensation Committee”) reviewed the various design elements of our compensation program to determine whether any of its aspects encourage excessive or inappropriate risk-taking. The scope of this review included aspects of executive compensation, as well as consideration of the items of our compensation policies and practices that affect all employees. In general, the process used by the Compensation Committee to complete its risk evaluation was as follows:

•	The Compensation Committee identified the compensation related risk that the Company may face;

•	The Compensation Committee identified the material design elements of our compensation policies and practices with respect to all employees; and

•

The Compensation Committee then evaluated whether there is a relationship between any of those design elements and any of our most significant risks. More specifically, the Compensation Committee evaluated whether any of the design elements of our compensation policies and practices encourage our employees to take excessive or inappropriate risks that are reasonably likely to have a material adverse impact on us.

The result of the Compensation Committee’s evaluation was a conclusion that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. More specifically, the Compensation Committee concluded that our compensation program is designed to encourage employees to take actions and pursue strategies that support our best interests and the best interests of our stockholders, without promoting excessive or inappropriate risk.

The design elements of our program (which are described in detail in the “Compensation Discussion and Analysis” section below) do not include unusual or problematic compensatory schemes that have been linked to excessive risk-taking. Furthermore, the design elements of our compensation program that directly tie compensatory rewards to our performance include various counter-balances designed to offset potentially excessive or inappropriate risk-taking. For example, there is a balance between the fixed components of the program and the performance-based components.

Similarly, with respect to the performance-based components, there is a balance between annual and longer-term incentives. Thus, the overall program is not too heavily weighted towards incentive compensation, in general, or short-term incentive compensation, in particular. The financial incentives are not based simply upon revenue. Rather, they are tied to performance metrics such as EBITA as a percentage of revenue, which more closely align the interests of management with the interests of our stockholders. The performance metrics for incentive payments are established annually and reflect goals that are a stretch, but not so high that they require performance outside of what the Compensation Committee believes is reasonable for us or could motivate management to take actions in which we assume unreasonable levels of risk. In addition, there are caps on how much performance-based compensation may be earned in a particular performance period and the Board of Directors has adopted a policy for clawback of performance-based compensation that was paid out in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. Furthermore, the Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to assure the continuation of the close alignment of the interests of those executive officers with those of Entegris stockholders. The Compensation Committee also maintains an ongoing dialogue with our management to track progress on performance-based goals in order to foresee and avoid any excessive or inappropriate risk-taking that may otherwise be driven by a desire to maximize performance-based compensation.

Related Party Transactions

The Board of Directors has adopted a policy that prohibits any business transaction with a value of $60,000 or more between Entegris and our directors, nominees for director and executive officers or their immediate families. In addition, as part of our annual disclosure documentation process we circulate questionnaires to our directors, nominees for director and our executive officers requiring information as to any business transaction with a value of $60,000 or greater between Entegris and those persons or a member of his or her immediate family. The answers to these questionnaires are reviewed for compliance with this policy by management and discussed with the Audit & Finance Committee and our independent registered public accounting firm. Since January 1, 2018, there has been no such business transaction between Entegris and any director, nominee or executive officer or member of their immediate family.

Majority Voting for Directors

On December 17, 2008, the Company’s Board of Directors approved amendments to the Company’s By-Laws and to its Corporate Governance Guidelines to implement a change in the vote required to elect directors in uncontested elections of directors from a plurality-voting standard to a majority-voting standard. This change was effective as of the date of adoption.

These amendments to the By-Laws provide that a director nominee will be elected in an uncontested director election only if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. Directors are elected by a plurality vote at any “contested” election, which is defined as an election where the number of nominees exceeds the number of directorships to be filled. These amendments to the By-Laws also prohibit the Board from nominating for election (or filling a vacancy or newly created directorship with) any candidate who has not agreed in advance to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required majority vote for reelection in the next election, and (b) the Board’s acceptance of such resignation. These amendments to the By-Laws impose a similar requirement on director candidates nominated by stockholders. All nominees for election as director listed above have agreed to tender such a resignation.

If an incumbent director does not receive the required vote for reelection, the Governance & Nominating Committee of the Board will make a recommendation to the Board as to whether to accept the director’s resignation; the Board will consider this recommendation and determine, within 90 days after certification of the election results, whether to accept the director’s resignation and will promptly disclose its decision (including the reasons underlying the decision) in a filing with the Securities and Exchange Commission (the “SEC”).

Board and Committee Meetings

The Board of Directors has a standing Audit & Finance Committee, Management Development & Compensation Committee and Governance & Nominating Committee, each of which is described in more detail below. The current members of each of the committees of the Board of Directors are as follows:

	AUDIT AND FINANCE COMMITTEE	MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE	GOVERNANCE AND NOMINATING COMMITTEE
Paul L. H. Olson
Bertrand Loy
Michael A. Bradley
R. Nicholas Burns
James F. Gentilcore
James P. Lederer
Azita Saleki-Gerhardt
Brian F. Sullivan

= Chairperson   = Member   = Chairman of the Board   = Independent Director

The Board of Directors has a standing Audit & Finance Committee, which provides the opportunity for direct contact between the Company’s independent registered public accounting firm and the directors. As noted above, the Board has adopted a written charter for the Audit & Finance Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Audit & Finance Committee include selection, appointment, compensation and oversight of the Company’s independent registered public accounting firm as well as reviewing the scope and results of audits and reviewing the Company’s internal accounting control policies and procedures. The Audit & Finance Committee held seven meetings during 2018. Each of the members of the Audit & Finance Committee has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules and to comply with the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. The Board of Directors has determined that each of the members of the Audit & Finance Committee possess the attributes of an “audit committee financial expert” as that term is defined in the rules of the SEC.

The Board of Directors also has a standing Management Development & Compensation Committee, which reviews executive compensation and management development programs and provides recommendations to the Board regarding Entegris’ compensation programs. The Board of Directors has adopted a written charter for the Management Development & Compensation Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Management Development & Compensation Committee include determining the compensation of the named executive officers and the compensation policies impacting other executive officers, reviewing and recommending changes to equity incentive and other employee benefit plans, reviewing the administration of such plans, reviewing the Company’s management development programs and strategies and reviewing and recommending annual compensation for the Board. The Management Development & Compensation Committee held five meetings during 2018. The charter for the Management Development & Compensation Committee does not authorize the delegation of these responsibilities. Each of the members of the Management Development & Compensation Committee has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors has a standing Governance & Nominating Committee, which provides recommendations to the Board regarding Entegris’ corporate governance and corporate responsibility programs and recommends nominees to be elected to the board of directors. The Board of Directors has adopted a written charter for the Governance & Nominating Committee, a copy of which is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The responsibilities of the Governance & Nominating Committee include the periodic review of corporate governance guidelines and matters related to corporate responsibility, review of matters relating to the size, composition, required skills and structure of the Board of Directors and committees thereof, the review and evaluation of potential candidates for nomination to the Board, recommendation to the Board of a slate of nominees for election as directors each year and the determination to accept or reject resignations of directors who fail to receive a majority vote for their re-election to the Board as described above. The Governance & Nominating Committee held two meetings during 2018. Each of the members of the Governance & Nominating Committee has been determined by the Board of Directors to be “independent” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.

The Board of Directors held seven meetings during 2018. Each current director attended at least 75% of the aggregate number of meetings of the Board of Directors and of any committee on which he or she served that was held during the period for which he or she was a director or member of any such committee.

Director Nomination Process

The Governance & Nominating Committee is responsible for managing the process for nomination of new directors. The committee may identify potential candidates for first-time nomination as a director using a variety of sources – recommendations from our management, current directors, stockholders or contacts in communities served by Entegris, or by conducting a formal search using an outside search firm selected and engaged by the Governance & Nominating Committee. Following the identification of a potential director-nominee, the Governance & Nominating Committee commences an inquiry to obtain sufficient information concerning the background of a potential new director-nominee. Included in this inquiry is an initial review of the candidate with respect to the following factors: (1) whether the individual meets the minimum qualifications for first-time director nominees specified in the Corporate Governance Guidelines; (2) whether the individual would be considered independent under applicable rules of NASDAQ and the SEC; and (3) whether the individual would meet any additional requirements imposed by law or regulation on the members of the Audit & Finance Committee and/or the Management Development & Compensation Committee of the Board.

The Governance & Nominating Committee evaluates candidates for director nominees in the context of the current composition of the Board taking into account all factors it considers appropriate, including but not limited to, the characteristics of independence, skills, experience, availability for service to Entegris, tenure of incumbent directors on the Board and the anticipated needs of the Board of Directors. The Governance & Nominating Committee believes that the assessment of potential nominees to be recommended by the Governance & Nominating Committee should include consideration of the following factors: (i) a position capable of making, or a record of, valuable contributions to the business community, (ii) personal qualities of leadership, character, judgment and a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) experience in the semiconductor/microelectronics industry or in other industries in which the Company operates; (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings; (v) candor and willingness to operate on a team and to seek consensus; (vi) diversity with respect to race, ethnicity, gender, and geography; and (vii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like. The Board is committed to actively seeking out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes. In addition, at least one member of the Board should have accounting or related financial management expertise, as determined in the business judgment of the Board. The Governance & Nominating Committee will consider potential nominees recommended by our stockholders for such committee’s consideration taking into account the same considerations as are taken into account for other potential nominees. Stockholders may recommend candidates by writing to the Chair,

Governance & Nominating Committee in care of the Company’s Corporate Secretary at Entegris, Inc., 129 Concord Road, Billerica, MA 01821. Our By-Laws provide for additional procedures and requirements for stockholders wishing to nominate a director for election as part of the official business to be conducted at an annual stockholders meeting, as described further under “Stockholder Proposals and Nominees for 2020 Annual Meeting” below. In addition, as noted above, our By-Laws require that all nominees, as a condition to being nominated, agree to submit an irrevocable resignation that would take effect upon (a) the failure to receive the required vote for reelection in the next election, and (b) the Board’s acceptance of such resignation.

Communications with the Independent Directors

Stockholders and other interested parties may communicate directly with a member or members of the Board of Directors or the non-management directors either individually or as a group by addressing their correspondence to the director or directors, c/o our Corporate Secretary, at the address listed above, with a request to forward the same to the intended recipient. All such communications will be reviewed by the Company’s Corporate Secretary and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chairman of the Board (Mr. Olson). The Chairman of the Board will provide to the directors copies or summaries of any such stockholder communications as he considers appropriate.

Director Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend Annual Meetings of Stockholders. All current directors then in office attended the 2018 Annual Meeting of Stockholders.

Director Compensation

The Board of Directors has adopted the following compensation arrangements for non-employee directors: an annual cash retainer of $75,000. Committee chairs receive an annual fee of: $10,000 for the Chair of the Governance and Nominating Committee, $20,000 for the Chair of the Audit & Finance Committee and $15,000 for the Chair of the Management Development & Compensation Committee. Non-employee directors are also entitled to an annual equity award of $145,000 worth of restricted stock units valued on the date of each Annual Meeting with restrictions lapsing on the earlier of the date of the next Annual Meeting or the first anniversary of the award date. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with services as a director. The Entegris Board of Directors adopted the following compensation arrangement for the independent Chairman of the Board (Mr. Olson): the above specified annual cash retainer plus an annual chair’s cash retainer of $55,000. All of the foregoing fees are based on a June 2018 through May 2019 fiscal period and are paid quarterly in advance. Mr. Loy receives no compensation for his service as a director.

Fiscal Year 2018 Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2018.

(a)	(b)	(c)	(d)	(e)	(f)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Michael A. Bradley	$75,000	$144,991	$—	$—	$219,991
R. Nicholas Burns	$85,000	$144,991	$—	$—	$229,991
Daniel W. Christman(4)	$18,750	$—	$—	$—	$18,750
James F. Gentilcore	$90,000	$144,991	$—	$—	$234,991
James P. Lederer	$95,000	$144,991	$—	$—	$239,991
Paul L. H. Olson	$128,750	$144,991	$—	$—	$273,741
Azita Saleki-Gerhardt	$75,000	$144,991	$—	$—	$219,991
Brian F. Sullivan	$75,000	$144,991	$—	$—	$219,991

(1)

Bertrand Loy, the Company’s President and Chief Executive Officer, is not included in this table since he is an employee of the Company, and receives no compensation for his services as a director and is included in the Summary Compensation Table under “Compensation of Executive Officers” below.

(2)

Reflects the aggregate grant date fair value of awards of restricted stock units to each director during 2018, calculated in accordance with FASB ASC Topic 718. As of December 31, 2018, each director held 4,090 outstanding restricted stock units.

(3)	As of December 31, 2018, no director held any outstanding stock options.
(4)	Daniel W. Christman did not stand for re-election as a director in 2018.

Stock Ownership Guidelines for Directors

During 2018, the Board of Directors maintained stock ownership guidelines for directors in order to assure the close alignment of director interests with those of Entegris stockholders. This alignment is a critical objective of the equity awards discussed above. Under these guidelines, which were amended in May 2018, each director shall be required to hold Entegris Common Stock with a value equal to five (5) times the annual cash retainer in effect at the time of each annual determination. Determination of compliance with this guideline is made as of January 15th of each year. Compliance with this guideline will be calculated based on the average of the prior calendar year’s month end closing prices on the NASDAQ for Entegris Common Stock. Shares of Entegris Common Stock that are owned by a director outright as well as vested deferred shares/units count towards compliance with this guideline. Directors have five (5) years following their initial election to the Entegris Board of Directors or the date on which the Stock Ownership Guidelines were adopted to achieve the minimum holding required by the guidelines. As of January 15, 2019, all directors were in compliance with the stock ownership guideline policy or were within the five-year compliance grace period.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is summary information concerning certain compensation earned, paid or awarded during fiscal years 2018, 2017 and 2016 by the Company to our Chief Executive Officer, our Chief Financial Officer and to the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2018. Throughout this proxy statement we refer to these individuals collectively as the named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Executive Compensation Policies

The Company’s executive compensation policies are designed so that: (i) total compensation is tied to individual performance, (ii) total compensation will vary with the Company’s performance in achieving financial and other strategic objectives, and (iii) long-term incentive compensation is closely aligned with stockholders’ interests. Further, the Company’s executive compensation policies provide that the proportion of variable compensation increases as an employee’s level of responsibility increases so that compensation for senior executives is aligned with the Company’s performance. For these reasons, the Company’s executive compensation policies prioritize: pay-for-performance, competitive compensation, employee retention and alignment with stockholders’ interests. The overall objectives of the executive compensation policies are to:

•	attract, retain, motivate and reward high-caliber executives;

•	foster teamwork and support the achievement of Entegris’ financial and strategic goals through performance based financial incentives;

•	promote the achievement of strategic objectives which lead to long-term growth in stockholder value;

•	encourage strong financial performance by establishing competitive goals for target performance and leveraging incentive programs through stock-based compensation; and

•	align the interests of executive officers with those of Entegris and its stockholders by making incentive compensation dependent upon Company performance.

For 2018, the Management Development & Compensation Committee of the Board (the “Compensation Committee”), which is comprised solely of independent non-employee directors, as described under “Corporate Governance” above, retained the services of the independent compensation advisory firm Frederic W. Cook & Co., Inc. (“FW Cook”) to assist with the review and evaluation of the Company’s compensation policies and to suggest new or alternative compensation arrangements where appropriate. The use of an independent consultant provides additional assurance that our programs are reasonable and consistent with the Company’s objectives. The Compensation Committee selected FW Cook based on its national reputation as an expert in compensation practices, its industry knowledge, and its familiarity with the Company and its past compensation practices. FW Cook reports to and takes direction from the Compensation Committee. The assignment of projects by management to FW Cook requires the prior approval of the Compensation Committee. During 2018, FW Cook performed services primarily for the Compensation Committee under its direction and performed only incidental consulting services for Entegris.

In addition, in establishing its compensation policies for a given year, the Compensation Committee will evaluate the results from the most recent shareholder advisory vote on compensation to consider any implications of such advisory vote for the Compensation Committee’s compensation policies and determine whether any changes are appropriate. At the 2018 Annual Meeting of Stockholders, approximately 97% of the votes cast with respect to the advisory vote on executive compensation voted to approve the compensation paid in 2017 to the named executive officers. The Compensation Committee determined that no significant change in its compensation policies should be recommended to the Board as a result of this advisory vote.

Evaluation of Compensation against External Data

In the design of the 2018 compensation programs, the Compensation Committee evaluated each element of target total direct compensation (the sum of base salary, target annual incentive and grant date present value of long-term incentives) as well as total compensation against corresponding compensation data from comparable companies collected by FW Cook. The Compensation Committee compared the Company’s compensation practices and target compensation levels to that provided to executives among a group of companies that were evaluated by FW Cook and the Compensation Committee as being comparable to Entegris. In 2017, the

Compensation Committee, working with FW Cook, further reviewed and revised the peer group in light of mergers and acquisition activity and the Company’s strategic focus on specialty chemicals, removing two acquired peers (CLARCOR Inc. and Intersil Corporation). The revised 18 company peer group shown below was approved by the Compensation Committee to inform its decisions with respect to target total direct compensation levels for 2018:

Advanced Energy Industries, Inc.	FLIR Systems, Inc.	MKS Instruments, Inc.
Cabot Microelectronics Corporation	Graco Inc.	Rayonier Advanced Materials Inc.
Coherent, Inc.	II-VI Incorporated	Teradyne, Inc.
Cree, Inc.	Innospec Inc.	TTM Technologies, Inc.
Diodes Incorporated	Materion Corporation	Versum Materials, Inc.
Ferro Corporation	Microsemi Corporation	Watts Water Technologies, Inc.

This group has been designed so that the Company’s size relative to the foregoing peer companies approximates the median in terms of revenue, operating income and market capitalization because these are the metrics that most strongly correlate to market target compensation levels. In addition, these peer companies operate in similar or related industries to the Company.

Information concerning the compensation practices of these companies was drawn from their proxy statements or other public filings. The Compensation Committee annually reviews the peer group, with the assistance of FW Cook to assure that the companies included continue to be as closely comparable to the Company as reasonably possible.

FW Cook supplemented this data with compensation survey data from technology companies and a broader, general industry compensation survey to develop a composite market perspective on competitive pay levels. As a general matter, the Compensation Committee intends to set target total direct compensation for the named executive officers at the market median with deviations as appropriate for individual executives to reflect factors such as tenure, performance and criticality to the Company.

Based upon the Compensation Committee’s review of the compensation arrangements discussed below, the compensation levels of the above peer companies, general market pay practices for executives and its assessments of individual and corporate performance, the Company and the Compensation Committee believe that the value and design of the Company’s executive compensation policies for 2018 were appropriate. While executive officers, principally the Senior Vice President for Human Resources, worked closely with the Compensation Committee and with FW Cook, to design Entegris’ compensation programs for 2018, the Compensation Committee ultimately decides which policies to adopt and directs and approves the design of all compensation programs as well as the specific compensation paid to each of the named executive officers other than the Chief Executive Officer. Discussions concerning CEO compensation are between FW Cook and the Compensation Committee without executive officer involvement.

Elements of Compensation

The 2018 Entegris compensation program for senior executives, including the named executive officers listed in the Summary Compensation Table below, consisted of a number of elements which are summarized in the following table. Due to Entegris’ focus on short-term incentive compensation and long-term incentive compensation, illustrated in the table below, a meaningful portion of each executive officer’s target total direct compensation is dependent on the Company’s performance. Approximately 56% of the Chief Executive Officer’s target total direct compensation and approximately 45% of the target total direct compensation of the other named executive officers is “at risk”, being dependent on the Company’s performance.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2018 Commentary
Base Salary	Rewards core competence in the executive role relative to required skills, experience and contributions to the Company with fixed compensation generally targeted at the median level, based on competitive market practice. Please see the discussion at “Base Salary” below.	The Company awarded an increase to the base salary of the named executive officers during fiscal 2018 to bring their base salaries into general alignment with the market median level.

Short-Term Incentive Compensation (Entegris Incentive Plan)

Rewards achievement of Company financial performance criteria to:

•  Incentivize the achievement of annual financial performance metrics that will drive our long-term success; and

•  Incentivize achievement of pre-established business objectives.

In 2018, Entegris Incentive Plan awards were again based on the Company’s performance with respect to EBITA as a percentage of revenue (weighted 75%) and on the achievement of specified key business objectives for the year (weighted 25%). During 2018, the Company’s performance exceeded the target level for the EBITA metric and met some of the key business objectives qualifying for a combined weighted-average award of 139.6% of target.

Long-Term Incentive Compensation

The Company awards to its executive officers time vested restricted stock units and stock options, which both vest ratably over four years, and performance share units that provide the opportunity to earn shares of the Company based on the Company’s total shareholder return (TSR) as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three-year period. The purposes for long-term incentive awards are to:

•  Promote executive ownership of our stock;

•  Promote retention of executives in a normally competitive labor market over the longer term;

•  Encourage management focus on critical performance metrics creating value for stockholders; and

•  Align the program with peer group and market practices, where appropriate.

No changes to the long-term incentive award type use and mix were made for 2018. Named executive officer grants were delivered in stock options (weighted 30% on a value basis), relative total shareholder return PSUs (weighted 30%) and time-vested restricted stock units (weighted 40%), as described under Long-Term Incentive Compensation below.

Compensation Element	Description and Purpose of the Compensation Element	Fiscal 2018 Commentary

Retirement Benefits

The Company provides both qualified and non-qualified tax-deferred retirement savings plans to:

•  Encourage employee long-term commitment to the Company;

•  Promote employee savings for retirement; and

•  Make total retirement benefits available to executives commensurate with other employees as a percentage of compensation.

There were no changes to the participation in the Company’s retirement plans and no change to the benefits provided.

Welfare Benefits	Executives participate in employee benefit plans generally available to employees to provide a broad-based total compensation program designed to be competitive in the labor market.	In 2018, there were no changes from historical practice.

Perquisites	The Company provides no perquisites to executive officers.	In 2018, there were no changes from historical practice.

Change in Control Termination Benefits	Change in control agreements provide for “double-trigger” benefits and are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control of the Company. The change in control agreements are described in more detail below under “Potential Payments upon Termination or Change in Control”.	In 2018, there were no other changes from historical practice.

The use of these compensation elements enables us to reinforce our pay for performance philosophy and to strengthen our ability to attract and retain high-quality executives. The Company and the Compensation Committee believe that this combination of compensation elements provides an appropriate mix of fixed and variable pay and achieves an appropriate balance between short-term financial and operational performance and long-term shareholder value. The Compensation Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to emphasize performance-based compensation tied to financial metrics approved by the Compensation Committee and to achieve the appropriate balance between cash compensation and equity compensation, as well as to reflect the level of responsibility of the executive officer. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. With respect to fiscal 2018, the total compensation paid or awarded to the named executive officers included both short-term cash incentive compensation and equity based long-term incentive compensation.

In addition, the Compensation Committee has in the past analyzed, and expects that, from time to time, it will analyze, tally sheets prepared for each senior executive, including the named executive officers as a benchmark for its compensation decisions. Typically, these tally sheets have been prepared by our human resources and finance departments. Each of these tally sheets presents the dollar amount of each major component of the named executive officers’ compensation, including current cash compensation (base salary and short-term incentive compensation), accumulated deferred compensation balances and outstanding equity awards. The overall purpose of the tally sheets is to bring together in one place, all of the elements of actual and potential future compensation of our named executive officers, as well as information about wealth accumulation, so that the Compensation Committee may analyze both aggregate total amount of actual and projected compensation as well as internal pay equity and other decisions regarding executive compensation.

When making compensation decisions, the Compensation Committee also looks at the target total direct compensation of our Chief Executive Officer and the other named executive officers relative to that provided to similarly-situated executives at the market data provided by FW Cook. The Compensation Committee believes, however, that a benchmark should be a point of reference for measurement – but not the determinative factor for our executives’ target compensation. The purpose of the comparison is merely to supplement and not to supplant the analyses of internal pay equity, wealth accumulation potential and the individual performance of the executive officers that we consider when making compensation decisions. Because the comparative compensation information is just one of the several analytical tools that are used in setting executive compensation, the Compensation Committee has discretion in determining whether to use this information and/or the nature and extent of its use.

Base Salary

In general, base salary for each employee, including the named executive officers, is established based on the individual’s job responsibilities, performance and experience; the Company’s overall budget for merit increases; and the competitive environment. Each year, we survey the compensation practices of companies serving the semiconductor and other industries deemed relevant as well as general market pay practices for executives in the United States and in other countries in which we have significant employee populations in order to assess the competitiveness of the compensation we offer. In addition, for senior executives, including the named executive officers, the Compensation Committee evaluates base salary against corresponding compensation data from our peer group. In fiscal 2018, we continued to target base salary at the median of the peer group proxy and survey market reference points compiled by FW Cook.

As noted above, the Company and the Compensation Committee believe that our success is dependent on our ability to hire and retain high-caliber executives in critical functions, and the pursuit of this objective may require us to recruit individual executives who have significant compensation and retention packages in place with other employers. In order to attract such individuals to Entegris, we may be required to negotiate compensation packages that deviate from the general principle of targeting base pay at the market median. Similarly, we may determine to provide compensation outside of the normal cycle to individuals to address retention issues.

Short-Term Incentive Compensation

Entegris has for a number of years maintained a short-term variable incentive compensation program, the Entegris Incentive Plan (“EIP”), which generally provides for a potential cash award based upon the achievement of annual financial and operating performance objectives in accordance with a sliding scale established by the Compensation Committee, subject to adjustment by the Compensation Committee, with a fractional award for performance above the threshold level, a full award for target performance and a premium award of up to 200% of target for extraordinary performance. In addition to the financial criteria and operating performance objectives, awards under the EIP are conditioned on the Company achieving an operating profit. During 2018, the Chief Executive Officer continued to be eligible to receive an incentive compensation payment targeting 100% of his base salary and the named executive officers listed in the “Summary Compensation Table” below other than the Chief Executive Officer continued to be eligible to receive an incentive compensation payment ranging from 60% to 75% of their base salary at target performance. The EIP is administered by, and all awards are made at the discretion of, the Compensation Committee.

Under this plan, with respect to 2018, an incentive pool is established based upon the level of the attainment of financial objectives established by the Compensation Committee. For 2018, the EIP awards were based on: (i) the achievement of EBITA as a percentage of revenue within a range established by the Compensation Committee (from threshold of 11.5% of revenue to maximum of 27.5% of revenue) with target performance established at 19.5%, weighted at 75% and providing for awards ranging from 0% of target for threshold or below threshold performance to a maximum of 200% of target for performance at the top of the range; and

(ii) the achievement of critical business objectives (relating to revenue growth, key product initiatives, and operational performance), weighted at 25% and providing for awards ranging from 0% for threshold or below threshold performance (depending on the particular objective) to 200% of target if all critical business objectives were achieved at the maximum level specified. For 2018, the Compensation Committee approved an EIP payout of 139.6% of target.

The EIP awards for the named executive officers for fiscal 2018, 2017 and 2016 are reflected in the column entitled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table” and the 2018 EIP award is also reflected in the “Fiscal Year 2018 Grants of Plan Based Awards” table below.

Long-Term Incentive Compensation

During 2018, executives and certain key employees were eligible to receive equity grants and awards under the Entegris 2010 Stock Plan, as amended, which is administered by the Compensation Committee. Restricted stock unit awards, stock option awards and performance share unit awards, as described below, were the three equity vehicles used by Entegris for long-term incentive awards to executive officers during 2018. The 2018 long-term incentive awards to the named executive officers are listed in the “Fiscal Year 2018 Grants of Plan Based Awards” table below under the columns entitled “Estimated Future Payouts Under Equity Incentive Plan Awards”, “All Other Stock Awards: Number of Shares of Stock or Units” and “All Other Option Awards: Number of Securities Underlying Options”.

The Compensation Committee believes that long-term incentive awards to executive officers, including the named executive officers, should be comprised of a mixture of restricted stock units, stock options and performance share units. Accordingly, for 2018 the Compensation Committee approved equity awards for executive officers comprised, as a percentage of the total annual grant value, of 40% restricted stock units, 30% stock options and 30% performance share units, which has been unchanged since 2015. A description of the terms of each type of equity award and the reasons why the Compensation Committee believes each is an appropriate long term incentive equity vehicle follows.

•

Restricted Stock Units. Forty percent of the 2018 equity award to executive officers consisted of restricted stock units, with restrictions lapsing in four equal installments on February 19th of the first through the fourth years following the date of award. The award of restricted stock units is designed to enable the Company to retain executive officers and other key employees during turbulent economic times and in a competitive labor market. In addition, non-executive employees receiving equity awards in 2018 received restricted stock units, with the restrictions lapsing ratably over four years in accordance with the foregoing schedule.

•

Stock Options. Thirty percent of the 2018 equity awards to executive officers consisted of stock options to vest in four equal installments on February 19th of the first through the fourth years following the date of grant and have a seven-year term. The Compensation Committee believes that the award of stock options is an effective mechanism to align the interests of our executive officers with those of Entegris stockholders which is expected to lead to an increase in the long-term value of Entegris. This is because stock options only provide value to the awardee if the price of the Company’s stock appreciates, which creates a strong performance orientation, consistent with our pay for performance philosophy. All stock options granted to executive officers by our predecessor companies and by the Company were granted with an exercise price equal to the fair market value on the date of grant.

•

Performance Share Units. Thirty percent of the 2018 equity awards to executive officers, consisted of performance share units, which provide the opportunity to earn shares of the Company based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three year period following the date of award. Early in 2018, each recipient of a performance share award received a target allocation of performance share units; the final number of shares which may be earned range from 0% to 150% of target. The number of shares actually earned at the end of the performance period is based on a pre-established payout curve, which provides for earn outs of 50%, 100% and 150% of target for performance at the 25th, 50th and 75th percentiles, respectively, with linear interpolation between such levels (no shares are earned for performance below the 25th percentile). Performance share awards are also subject to limitation: (i) if the Company’s absolute TSR is negative then the maximum number of shares that may be earned is the target performance share allocation; and (ii) in no event may the value of shares earned on the vesting date exceed 300% of the initial grant date fair value of the target share allocation at award. Performance share units earned over the three year performance period will be fully vested on the last day of the performance period and are settled as soon as practicable following certification of the Compensation Committee of the amount of shares earned. The Compensation Committee included performance share units as a component of the 2018 long term incentive award for executive officers because the Compensation Committee believes that relative TSR is an important metric for our stockholders evaluation of the Company’s performance against the performance of other companies; the performance share units thus create an additional alignment with stockholder interests through an objective and relatively simple performance metric. In addition, based on the Compensation Committee’s review of peer company market data, it believes that TSR based performance share units are becoming an increasingly significant portion of equity incentives used by those companies that will compete with us in attracting, hiring, motivating and retaining a talented, entrepreneurial and creative team of executives. In February 2019, with respect to the performance share units awarded for the 2016-2018 performance period, the Compensation Committee certified that Entegris’ stock performed at the 95th percentile versus companies in the Philadelphia Semiconductor Index, resulting in the vesting of shares at 103.66% of target, including the impact of the limitation described in clause (ii) above.

Stock Ownership Guidelines

The Company maintains stock ownership guidelines for its executive officers, including the named executive officers, in order to assure the continuation of the close alignment of the interests of those executive officers who are elected by the Board of Directors with those of Entegris stockholders. This alignment is a critical objective of the long-term incentive compensation discussed above. The guidelines, which were amended in May 2018, provide that the Chief Executive Officer should attain and maintain beneficial ownership of Entegris stock having a value equal to six times his annual base salary; Executive Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to four times their respective annual base salaries, the Chief Financial Officer should attain and maintain beneficial ownership of Entegris stock with a value equal to three times his annual base salary, Senior Vice Presidents should attain and maintain beneficial ownership of Entegris stock with a value equal to two times their annual base salary and other executive officers should attain and maintain beneficial ownership of Entegris stock with a value equal to their annual base salary. Since Mr. Graves is also an Executive Vice President, he is held to the higher ownership standard of four times base salary. For purposes of the stock ownership guidelines, beneficial ownership of Entegris stock includes direct holdings, indirect holdings by immediate family and 401(k) and employee stock ownership plans, restricted stock and restricted stock units and the net share value of in-the-money vested and unvested stock options. The guidelines also provide that executives should achieve this beneficial ownership of Entegris stock within five years of their appointment to these positions and thereafter maintain that level of ownership. As of February 1, 2019, all of the named executive officers serving at the end of 2018 were in compliance with the stock ownership guidelines or were within the five-year compliance grace period.

Tax Deductibility

The Company structures its compensation policies so that the compensation it pays is deductible by the Company for federal income tax purposes whenever it is reasonably possible to do so, while also meeting its compensation objectives, though recent changes to tax law, described below, make it more difficult to pay deductible compensation for certain individuals. In any event, certain non-deductible compensation may be paid, and the Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation to executives in appropriate circumstances or to modify compensation initially intended to be deductible if it determines that such modifications are consistent with the Company’s best interests.

At the time the Compensation Committee made its 2018 compensation decisions, Section 162(m) of the Internal Revenue Code placed a one million dollar limit on the amount of compensation that the Company could deduct for tax purposes for any year with respect to the executive who serves as the Chief Executive Officer of the Company at year-end, and any of the Company’s three other most highly compensated employees who serve as executive officers at year-end, other than the Chief Financial Officer. The one million dollar limit did not apply to performance-based compensation, as defined under Section 162(m). However, the performance-based compensation exception under Section 162(m) was repealed by tax reform legislation signed into law on December 22, 2017 for taxable years beginning after December 31, 2017, such that compensation paid to current and former named executive officers, including the Chief Financial Officer, in excess of one million dollars will not be deductible unless it qualifies for transition relief applicable to compensation arrangements in place as of November 2, 2017. The Compensation Committee will continue to focus on performance-based compensation, though certain of the requirements of Section 162(m) will no longer be relevant, and thus will not be taken into consideration when setting future compensation.

Chief Executive Officer Compensation

The Compensation Committee evaluates the compensation package of the Chief Executive Officer of Entegris in accordance with the objectives and methodology described above. In evaluating the Chief Executive Officer’s target total direct compensation for 2018, the Compensation Committee also considered compensation levels of chief executive officers in the market pay analysis conducted by FW Cook, individual performance and Entegris’ recent financial performance.

In connection with Mr. Loy’s promotion to Chief Executive Officer in 2012, on December 12, 2012 the Company entered into an Executive Employment Agreement with Mr. Loy employing him as President and Chief Executive Officer (the “CEO Agreement”). The CEO Agreement took effect as of November 28, 2012 and cancelled and replaced the Severance Protection Agreement, dated May 13, 2011, between the Company and Mr. Loy. As of December 31, 2018, under the CEO Agreement, Mr. Loy receives a base salary of $850,000 per year (which reflects increases in each of 2018, 2016 and 2015) and variable compensation pursuant to the EIP at a target performance equal to 100% of base salary. Mr. Loy is eligible to participate in the Company’s Long-Term Incentive Program and to receive equity awards from time to time as determined by the Board of Directors. The CEO Agreement is subject to annual automatic renewal unless the Board sends notice of non-renewal sixty (60) days prior to expiration of the initial or any renewal term. In the event that Mr. Loy’s employment is terminated by the Board without cause or by Mr. Loy for “good reason” as defined in the CEO Agreement (generally, removal from office, material diminution of his duties, authority or compensation, breach of the CEO Agreement by the Company, or failure to require a successor corporation to assume the CEO Agreement) then Mr. Loy is entitled to accrued but unpaid compensation; a severance benefit of salary continuation for a period of two (2) years following termination, which, assuming a termination date of December 31, 2018, would be $1,700,000; the continuation of health and dental benefits for Mr. Loy and his immediate family for the entirety of such severance pay period; and all equity awards outstanding as of the date of termination shall continue to vest in accordance with each award’s original vesting schedule and vested awards shall continue to be exercisable during such severance period and for a period of 90 days thereafter. In the event that Mr. Loy’s employment is terminated by reason of death or disability, then all unvested equity awards outstanding as of the date of such termination vest, the value of which, assuming a date of December 31, 2018, are shown in columns (e) and (f) in the table in “Potential Payments upon Termination or Change in Control” below, and Mr. Loy or his representative have a period of one year following termination to exercise vested stock options. In addition, the CEO Agreement imposes non-competition, non-solicitation and confidentiality covenants on Mr. Loy which continue for the duration of the above referenced severance period. In addition, as described under “Potential Payments Upon Termination or Change in Control” below, Mr. Loy has an agreement providing him with certain severance benefits in the event that his employment is terminated after a Change in Control of the Company. During 2013, Mr. Loy agreed to amend this Change in Control Agreement to remove the change in control tax gross-up provisions.

Benefits

We provide benefit programs to executive officers and to other employees. The following table generally identifies such benefit plans and identifies those U.S. employees who may be eligible to participate:

Benefit Plan	Executive Officers	Certain Managers	Full Time Employees
401(k) Plan	✓	✓	✓
Medical/Dental Plans	✓	✓	✓
Life and Disability Insurance[1]	✓	✓	✓
Employee Stock Purchase Plan	✓	✓	✓
Change of Control Agreements	✓	Not Offered	Not Offered
Supplemental Executive Retirement Plan (SERP)	✓	✓	Not Offered
Deferred Compensation Plan	✓	✓	Not Offered

(1)

Entegris provides Company-paid Long-Term Disability insurance to eligible full-time employees with a monthly benefit in the amount of 60% of qualified salary to a maximum of $10,000 per month. All Entegris officers receive company-paid Long-Term Disability coverage that provides a monthly benefit of 60% of qualified salary to a maximum of $15,000 per month.

Personal Benefits

The Company does not offer the named executive officers perquisites other than the life and disability insurance (which is cost effective for the Company), and relocation expenses and allowances.

Retirement Plan

During 2018, Entegris offered retirement benefits to its U.S. employees through the tax-qualified Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement), hereafter referred to as the 401(k) Plan, which generally provides for an employer match for employee contributions. Executive officers participated in the 401(k) Plan on the same terms as those available for other eligible employees in the U.S. The 401(k) Plan provides a long-term savings vehicle that allows for pre-tax and/or post-tax Roth contributions by employees and tax-deferred earnings. The Company made matching contributions to the 401(k) Plan equal to 100% of such employee contributions on the first 3% of eligible compensation and 50% of the next 2% of eligible compensation, not to exceed the annual IRS limit.

In connection with the 401(k) Plan we also maintain a Supplemental Executive Retirement Plan. Under this non-qualified retirement plan, certain senior executives, including the named executive officers, are allowed certain salary deferral benefits that would otherwise be lost by reason of restrictions imposed by the Internal Revenue Code limiting the amount of compensation which may be deferred under tax-qualified plans. Compensation that may be deferred into the non-qualified retirement plan include employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Participant accounts are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same investment funds as are offered with respect to the 401(k) Plan accounts.

The individual participant balances in the 401(k) Plan and the above non-qualified retirement plan reflect a combination of: (1) the annual amount contributed by the Company or by the employee to the 401(k) Plan and the non-qualified retirement plan and the amount of his or her cash compensation that the employee elects to defer; (2) the annual contributions and/or deferred amounts being invested at the direction the employee (the same investment choices are available to all participants); and (3) the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including the named executive officers, may have materially different account balances because of a combination of these factors. See the “Non-Qualified Deferred Compensation Table” below for more information on account balances and earnings under this non-qualified retirement plan for the named executive officers.

Summary Compensation Table

The following table summarizes the reportable compensation, in accordance with Item 402(c) of Regulation S-K under the Securities Act of 1933, to the named executive officers for the fiscal years ended December 31, 2018, 2017 and 2016:

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)		(i)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(4) ($)		Option Awards(5) ($)		Non-Equity Incentive Plan Compensation(6) ($)		All Other Compensation(7) ($)		Total ($)
Bertrand Loy President & Chief Executive Officer	2018 2017 2016	$ $ $	844,808 832,000 822,769	$ $ $	— — —	$ $ $	1,854,896 1,715,027 1,714,903	$ $ $	795,094 734,958 735,095	$ $ $	1,161,100 1,086,592 906,880	$ $ $	70,789 67,203 59,695	$ $ $	4,726,687 4,435,780 4,239,342

Gregory B. Graves Executive Vice President & Chief Financial Officer	2018 2017 2016	$ $ $	442,789 425,000 421,250	$ $ $	— — —	$ $ $	699,968 636,272 585,868	$ $ $	300,027 272,727 251,131	$ $ $	461,025 416,288 347,438	$ $ $	34,363 30,898 27,195	$ $ $	1,938,172 1,781,185 1,632,882

Todd J. Edlund(1) Executive Vice President and Chief Operating Officer	2018 2017 2016	$ $ $	457,116 450,000 400,000	$ $ $	— — —	$ $ $	664,936 497,552 536,188	$ $ $	285,062 213,444 175,811	$ $ $	471,270 440,775 367,875	$ $ $	35,916 32,715 100,209	$ $ $	1,914,300 1,634,486 1,580,083

Susan Rice(2) Senior Vice President, Human Resources	2018 2017 2016	$ $ $	360,000 102,462 —	$ $ $	— — —	$ $ $	319,834 649,930 —	$ $ $	137,151 — —	$ $ $	295,056 200,172 —	$ $ $	20,653 — —	$ $ $	1,132,694 952,564 —

Clint Haris(3) Senior Vice President, Microcontamination Control	2018 2017 2016	$ $ $	304,981 288,966 262,212	$ $ $	— 350 250	$ $ $	220,413 139,059 165,982	$ $ $	94,580 59,556 —	$ $ $	300,762 229,282 183,120	$ $ $	21,371 18,897 13,980	$ $ $	942,106 736,110 625,544

(1)	Mr. Edlund was promoted to Executive Vice President and Chief Operating Officer in July 2016.
(2)	Ms. Rice joined the Company on September 5, 2017.
(3)	Mr. Haris was promoted to Senior Vice President of Microcontamination Control in June 2016.
(4)

The amounts in column (e) reflect: (i) the dollar amount of the grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) for awards of restricted stock units made pursuant to the Company’s long term incentive program during each of the fiscal years ended December 31, 2018, 2017 and 2016 (for a discussion of the assumptions underlying these valuations please see Note 12 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2018, which accompanies this Proxy Statement); and (ii) the grant date fair value for performance share units awarded in 2018, 2017 and 2016, determined in accordance with FASB ASC Topic 718. Assuming the highest level of performance is achieved under the performance share units granted in 2018, the maximum possible value of the restricted stock units and the performance share units on the date of grant, using the grant date fair value, is: (a) in the case of Mr. Loy – $2,252,415; (b) in the case of Mr. Graves – $849,979; (c) in the case of Mr. Edlund – $807,445; (d) in the case of Ms. Rice – $388,395; and (e) in the case of Mr. Haris – 267,687. For those named executive officers that have been granted performance share units in 2017, assuming the highest level of performance is achieved under the performance shares, the maximum possible value of the restricted stock units and the performance shares to the named executive officers on the date of grant, using the grant date fair value, is: (a) in the case of Mr. Loy – $2,082,523; (b) in the case of Mr. Graves – $772,622; and (c) in the case of Mr. Edlund – $604,199; and (d) in the case of Mr. Haris – $168,857. For those named executive officers that have been granted performance share units in 2016, assuming the highest level of performance is achieved under the performance shares, the maximum possible value of the restricted stock units and the performance shares to the named executive officers on the date of grant, using the grant date fair value, is: (a) in the case of Mr. Loy – $2,082,408; (b) in the case of Mr. Graves – $711,417; and (c) in the case of Mr. Edlund – $624,096.

(5)

The amounts in column (f) consist of the dollar amount of the grant date fair value, computed in accordance with FASB ASC Topic 718 (column (f)) with respect to stock option awards granted in 2018, 2017 and 2016. For a discussion of the assumptions underlying these valuations please see Note 12 to the Company’s Consolidated Financial Statements included in the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2018, which accompanies this Proxy Statement.

(6)

The amounts listed under column (g) were payable under the Entegris Incentive Plan with respect to the Company’s performance during the indicated fiscal year and were paid in February of the succeeding year.

(7)

Included in the amounts listed under column (h) are: (a) employer matching contributions under the Entegris, Inc. 401(k) Savings and Profit Sharing Plan (2017 Restatement) in 2018 of $11,000 to each of Mr. Loy, Mr. Graves, Mr. Edlund, Ms. Rice and Mr. Haris; and (b) employer matching contributions to the Entegris, Inc. Supplemental Executive Retirement Plan for Key Salaried Employees for 2018 as follows: Mr. Loy – $59,789; Mr. Graves – $23,363; Mr. Edlund – $24,916; Ms. Rice – $9,653 and Mr. Haris – $10,371.

Fiscal Year 2018 Grants of Plan Based Awards

During the fiscal year ended December 31, 2018, the following plan based awards were granted to the named executive officers:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Award Type	Grant Date	Thresh- hold ($)	Target ($)	Maxi- mum ($)	Thresh- hold (#)	Target (#)	Maxi- mum (#)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Bertrand Loy	Entegris Incentive Plan	—	$—	$850,000	$1,700,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/12/2018	$—	$—	$—	—	—	—	34,080	—	$—	$1,059,888
	Performance Share Units	2/12/2018	$—	$—	$—	13,353	26,705	40,058	—	—	$—	$795,008
	Stock Options	2/12/2018	$—	$—	$—	—	—	—	—	108,176	$31.10	$795,094

Gregory B. Graves	Entegris Incentive Plan	—	$—	$337,500	$675,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/12/2018	$—	$—	$—	—	—	—	12,860	—	$—	$399,946
	Performance Share Units	2/12/2018	$—	$—	$—	5,039	10,078	15,117		—	$—	$300,022
	Stock Options	2/12/2018	$—	$—	$—	—	—	—	—	40,820	$31.10	$300.027

Todd J. Edlund	Entegris Incentive Plan	—	$—	$345,000	$690,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/12/2018	$—	$—	$—	—	—	—	12,216	—	$—	$379,918
	Performance Share Units	2/12/2018	$—	$—	$—	4,787	9,574	14,361	—	—	$—	$285,018
	Stock Options	2/12/2018	$—	$—	$—	—	—	—	—	38,784	$31.10	$285,062

Susan Rice	Entegris Incentive Plan	—	$—	$216,000	$432,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/12/2018	$—	$—	$—	—	—	—	5,876	—	$—	$182,744
	Performance Share Units	2/12/2018	$—	$—	$—	2,303	4,605	6,908	—	—	$—	$137,091
	Stock Options	2/12/2018	$—	$—	$—	—	—	—	—	18,660	$31.10	$137,151

Clint Haris	Entegris Incentive Plan	—	$—	$186,000	$372,000	—	—	—	—	—	$—	$—
	Restricted Stock Units	2/12/2018	$—	$—	$—	—	—	—	4,048	—	$—	$125,893
	Performance Share Units	2/12/2018	$—	$—	$—	1,588	3,175	4,763	—	—	$—	$94,520
	Stock Options	2/12/2018	$—	$—	$—	—	—	—	—	12,868	$31.10	$94,580

(1)	Awards under the Entegris Incentive Plan. See “Compensation Discussion and Analysis – Short-Term Incentive Compensation” above.
(2)

These stock awards are performance share units which provide the opportunity to earn shares of the Company based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over the three year period following the date of award. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation” above. The indicated grant date fair value of these stock awards at target is calculated in accordance with FASB ASC Topic 718.

(3)

These stock awards are grants of restricted stock units. The restricted stock units granted on February 12, 2018 vest ratably over four years on February 19th of 2019, 2020, 2021 and 2022. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

(4)

The indicated awards are stock option grants with an exercise price equal to the closing price on the NASDAQ of our stock on the indicated date of grant and that vest ratably over four years on each February 19th of 2019, 2020, 2021 and 2022. The indicated grant date fair value of these stock awards is calculated in accordance with FASB ASC Topic 718.

Employment Agreements. The Company has entered into an Executive Change in Control Termination Agreement with each named executive officer, as described under “Potential Payments upon Termination or Change in Control” below. Please see that discussion for a detailed description of the terms of these agreements. In addition, as described under “Chief Executive Officer Compensation” above, effective November 28, 2012, Mr. Loy entered into an Executive Employment Agreement with the Company. Please see that discussion for a detailed description of the terms of Mr. Loy’s agreement.

Mr. Graves entered into a severance protection agreement with the Company, dated as of May 13, 2011, which continued in effect throughout 2018. Under the terms of this severance protection agreement, in the event of the termination of Mr. Graves’ employment by Entegris or a successor other than for cause, or if he terminates his own employment for “good reason” (as defined therein) he is entitled to severance equal to two times base pay as salary continuation, which, assuming a termination date of December 31, 2018, would be $900,000, the continuation of his health benefits for two years and the vesting of all outstanding unvested equity awards, the value of which, assuming a termination date of December 31, 2018, are shown in columns (e) and (f) in the table in “Potential Payments upon Termination or Change in Control” below. This agreement also imposes non-competition, non-solicitation and confidentiality covenants on Mr. Graves for the duration of the severance period. The severance protection agreement also provides for vesting of unvested equity awards and an extended exercise period in the event of Mr. Graves’ retirement at age 54 with ten years of service. During 2016, Mr. Graves agreed to amend the severance protection agreement to increase the retirement age to 57 with respect to awards made after January 1, 2014, provided that no award granted after January 1, 2016 shall vest in less than 12 months following the date of such grant.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table lists the number of securities underlying stock options, restricted stock units and performance share awards outstanding as of December 31, 2018; there were no other awards designated in units or other rights outstanding as of the end of the fiscal year:

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested(3) ($)
Bertrand Loy	128,241	42,747	—	$13.49	2/19/2022	—	$—	—	$—
	128,964	128,964	—	$12.20	2/19/2023		$—	—	$—
	34,998	104,994	—	$21.60	2/19/2024	—	$—	—	$—
	—	108,176	—	$31.10	2/19/2025	—	$—	—	$—
	—	—	—	$—	—	—	$—	29,260	$816,354
	—	—	—	$—	—	—	$—	15,441	$430,804
	—	—	—	$—	—	—	$—	13,353	$372,549
	—	—	—	$—	—	16,308	$454,993	—	$—
	—	—	—	$—	—	40,160	$1,120,464	—	$—
	—	—	—	$—	—	34,029	$949,409	—	$—
	—	—	—	$—	—	34,080	$950,832	—	$—
	—	—	—	$—	—	—	$—	—	$—
	—	—	—	$—	—	—	$—	—	$—

Gregory B. Graves	—	15,138	—	$13.49	2/19/2022	—	$—	—	$—
	—	44,058	—	$12.20	2/19/2023	—	$—	—	$—
	12,987	38,961	—	$21.60	2/19/2024	—	$—	—	$—
	—	40,820	—	$31.10	2/19/2025	—	$—	—	$—
	—	—	—	$—	—	—	$—	9,996	$278,888
	—	—	—	$—	—	—	$—	5,729	$159,839
	—	—	—	$—	—	—	$—	5,039	$140,588
	—	—	—	$—	—	5,774	$161,095	—	$—
	—	—	—	$—	—	13,720	$382,788	—	$—
	—	—	—	$—	—	12,624	$352,210	—	$—
	—	—	—	$—	—	12,860	$358,794	—	$—

Todd J. Edlund	29,337	9,779	—	$13.49	2/19/2022	—	$—	—	$—
	30,844	30,844	—	$12.20	2/19/2023	—	$—	—	$—
	10,164	30,492	—	$21.60	2/19/2024	—	$—	—	$—
	—	38,784	—	$31.10	2/19/2025	—	$—	—	$—
	—	—	—	$—	—	—	$—	6,999	$195,272
	—	—	—	$—	—	—	$—	4,481	$125,020
	—	—	—	$—	—	—	$—	4,787	$133,557
	—	—	—	$—	—	3,727	$103,983	—	$—
	—	—	—	$—	—	9,606	$268,007	—	$—
	—	—	—	$—	—	3,750	$104,625	—	$—
	—	—	—	$—	—	9,870	$275,373	—	$—
	—	—	—	$—	—	12,216	$340,826	—	$—

Susan Rice	—	18,660	—	$31.10	2/19/2025	—	$—	—	$—
	—	—	—	$—	—	—	$—	2,303	$64,254
	—	—	—	$—	—	18,930	$528,147	—	$—
	—	—	—	$—	—	5,876	$163,940	—	$—
	—	—	—	$—	—	—	$—	—	$—
	—	—	—	$—	—	—	$—	—	$—

Clint Haris	2,836	8,508	—	$21.60	2/19/2024	—	$—	—	$—
	—	12,868	—	$31.10	2/19/2025	—	$—	—
	—	—	—	$—	—	—	$—	1,252	$34,931
	—	—	—	$—	—	—	$—	1,588	$44,305
	—	—	—	$—	—	1,760	$49,104	—	$—
	—	—	—	$—	—	4,098	$114,334	—	$—
	—	—	—	$—	—	1,964	$54,796	—	$—
	—	—	—	$—	—	2,760	$77,004	—	$—
	—	—	—	$—	—	4,048	$112,939	—	$—
	—	—	—	$—	—	—	$—	—	$—

(1)

These options vest as follows in the order in which the options are listed in the above table: Mr. Loy – 42,747 shares on February 19th of 2019; 64,482 shares on February 19th of each of 2019 and 2020; 34,998 shares on February 19th of each of 2019, 2020 and 2021; and 27,044 shares on February 19th of each of 2019, 2020, 2021 and 2022; Mr. Graves – 15,138 shares on February 19, 2019; 22,029 shares on February 19th of each of 2019 and 2020; 12,987 shares on February 19th of each of 2019, 2020 and 2021; and 10,205 shares on February 19th of each of 2019, 2020, 2021 and 2022; Mr. Edlund – 9,779 shares on February 19, 2019; 15,422 shares on February 19th of each of 2019 and 2020; 10,164 shares on February 19th of each of 2019, 2020 and 2021; and 9,696 shares on February 19th of each of 2019, 2020, 2021 and 2022; Ms. Rice – 4,665 shares on February 19th of each of 2019, 2020, 2021 and 2022; and Mr. Haris – 2,836 shares on February 19th of each of 2019, 2020 and 2021; and 3,217 shares on February 19th of each of 2019, 2020, 2021 and 2022.

(2)

Restrictions on the indicated shares of restricted stock lapse as follows in the order in which the awards are listed in the above table: Mr. Loy – 16,308 shares on February 19, 2019; 20,080 shares on February 19th of each of 2019 and 2020; 11,343 shares on February 19th of each of 2019, 2020 and 2021; and 8,520 shares on February 19th of each of 2019, 2020, 2021 and 2022; Mr. Graves – 5,774 shares on February 19, 2019; 6,860 shares on February 19th of each of 2019 and 2020; 4,208 shares on February 19th of each of 2019, 2020 and 2021; and 3,215 shares on February 19th of each of 2019, 2020, 2021 and 2022; Mr. Edlund – 3,727 shares on February 19, 2019; 4,803 shares on February 19th of each of 2019 and 2020; 1,875 shares on August 15th of each of 2019 and 2020; 3,290 shares on February 19th of each of 2019, 2020 and 2021; and 3,054 shares on February 19th of each of 2019, 2020, 2021 and 2022; Ms. Rice – 6,310 shares on November 15th of each of 2019, 2020 and 2021; and 1,469 shares on February 19th of each of 2019, 2020, 2021 and 2022; and Mr. Haris – 1,760 shares on February 19, 2019; 2,049 shares on February 19th of each of 2019 and 2020; 982 shares on August 15th of each of 2019 and 2020; 920 shares on February 19th of each of 2019, 2020 and 2021; and 1,012 shares on February 19th of each of 2019, 2020, 2021 and 2022.

(3)	The indicated value is calculated using the closing price for the Company’s common stock on the last trading day of 2018 ($27.90).
(4)

These performance share units provide the opportunity to earn shares of the Company on a scale of from 0 to 150% of the number of shares indicated in the above table, based on the Company’s TSR as compared with the TSR achieved by the companies that comprise the Philadelphia Semiconductor Index over a three year performance period and are fully vested when earned. The shares indicated are based on the Company achieving threshold performance goals. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation” above.

Fiscal Year 2018 Option Exercises and Stock Vested

The following table lists the stock option exercises by, and the number of shares of restricted stock vested with respect to the named executive officers during the fiscal year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Bertrand Loy	581,902	$13,400,234	127,098	$4,074,968
Gregory B. Graves	61,485	$1,392,762	45,179	$1,448,686
Todd J. Edlund	18,960	$457,694	31,897	$1,026,791
Susan Rice	—	$—	6,310	$172,831
Clint Haris	—	$—	7,733	$244,819

(1)

Value realized upon exercise of option awards is based on the difference between the exercise price and the closing value of the Company’s stock on the date of exercise (or sale price if the exercise was accompanied by a sale transaction).

(2)	Includes restricted stock units that vested during the fiscal year.
(3)	Value realized on vesting of stock awards based on the closing value of the Company’s common stock on the date of vesting.

Nonqualified Deferred Compensation

Pursuant to the Company’s Supplemental Executive Retirement Plan, certain executives, including the named executive officers, may defer eligible compensation in excess of the maximum deferral amount allowed under the terms of the Company’s 401(k) Plan. Deferral elections are made by eligible executives each year for amounts to be contributed in the following year. Compensation that may be deferred into this non-qualified retirement plan includes employee and matching employer contributions that are in excess of the maximum deferral amount allowed under the terms of the 401(k) Plan. Payment of distributions to the participant under this non-qualified retirement plan may be made only upon the retirement, death, disability or other termination of employment with the Company and shall, generally, be paid in a lump sum six months following the date of such termination. No distributions from this non-qualified retirement plan may be made to a participant while still employed by Entegris. Participants are 100% vested with respect to participant and employer matching contributions. Participant accounts under this non-qualified retirement plan are credited with an investment return equivalent to that provided by the investment vehicles elected by the participant, which may be allocated among the same investment funds as are offered with respect to the 401(k) Plan accounts.

Fiscal Year 2018 Nonqualified Deferred Compensation Table

The following table lists the deferred contributions by the named executive officers, by the Company for the benefit of the named executive officers and the aggregate earnings, withdrawals and account balances for the named executive officers during the fiscal year ended December 31, 2018 under the Entegris, Inc. Supplemental Executive Retirement Plan (SERP):

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Bertrand Loy	$59,137	$59,789	$-138,039	$—	$1,485,768
Gregory B. Graves	$38,526	$23,363	$-30,687	$—	$705,623
Todd J. Edlund	$31,998	$24,916	$4,309	$—	$251,112
Susan Rice	$—	$9,653	$—	$—	$9,653
Clint Haris	$171,961	$10,371	$-21,030	$—	$324,914

(1)

The employer matching contribution reflected in column (c) is established by an offset formula which includes contributions to the employee’s 401(k) account in the calculation of the employer matching contribution under this non-qualified retirement plan. The amounts listed for each of the named executive officers in column (c) is detailed with respect to each named executive officer in footnote 7 to the Summary Compensation Table above in clause (b) of that footnote.

(2)

The amounts listed for each of the named executive officers in column (d) is determined by the size of the non-qualified retirement plan account of the respective named executive officers and by their respective investment elections under the SERP from among the same investment funds that are offered under the Company’s 401(k) plan.

(3)

The amounts in column (f) represent the fully vested balance as of December 31, 2018 and include amounts deferred in previous years. These amounts include contributions reported in the summary compensation table for years 2017 and 2016 as follows: Mr. Loy, $56,403 and $49,095, respectively; Mr. Graves, $20,098 and $16,595, respectively; Mr. Edlund, $21,915 and $12,581, respectively; Ms. Rice, $0 and $0, respectively; and Mr. Haris, $8,097 and $0, respectively.

The Company also maintains a Deferred Compensation Plan that permits eligible participants, subject to certain restrictions, to defer a specified portion of his or her base salary, incentive compensation and stock compensation for a fixed period specified by the eligible participant at the time the deferral election is made. Eligible participants are those employees who qualify as highly compensated within the meaning of ERISA and who have been designated as eligible by the Management Development & Compensation Committee of the Company’s Board of Directors. Amounts deferred under this plan receive notional earnings based on the investment performance of investments selected by the eligible participant from among the same selection of investment funds as are offered under the Company’s 401(k) plan. During 2018, none of the named executive officers participated in this plan.

Potential Payments Upon Termination or Change In Control

There are currently in effect Executive Change in Control Termination Agreements with Mr. Loy, Mr. Graves, Mr. Edlund, and Ms. Rice to provide them with certain severance benefits in the event of a “Change of Control” of Entegris. A Change in Control shall be deemed to have occurred when (1) any person becomes the beneficial owner, directly or indirectly, of 30% or more of the Company’s then outstanding Common Stock, (2) if those members who constituted a majority of the Board of Directors cease to be so or (3) if an agreement for the merger or other acquisition of the Company is consummated. If during the two-year period following a Change in Control the executive’s employment is terminated or if the executive terminates employment for “good cause” (as defined in the agreement – generally certain adverse changes to the terms or conditions of the executive’s employment), a so-called “double trigger”, then the executive will become immediately entitled to:

(i)	payment of all unpaid compensation and expenses earned or incurred prior to the date of termination;

(ii)

a lump-sum severance payment equal to the sum of two times the executive’s base salary plus two times the greater of the highest annual bonus during the three years prior to termination or target bonus for the year of termination;

(iii)	medical, dental and life insurance benefits for executive and executive’s family members for a period of two years following the date of termination;

(iv)

immediate vesting of all unvested equity awards, and, in the case of stock options, the ability to exercise stock options for a period of up to one year following such termination (or, if earlier, until the expiration date of the options); and

(v)	up to $15,000 of outplacement services.

Estimate of Change in Control Severance Benefits. The following table estimates potential payments following a change in control if our named executive officers were terminated by us without “cause” or if the named executive officer terminated “for good reason” on December 31, 2018:

Name	Salary ($)	Cash Variable Compensation Payment(1)	Insurance and other Benefits(2)	Net Value of In-The Money Options(3)	Aggregate Value of Restricted Stock, Restricted Stock Units and Performance Share Units(4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Bertrand Loy	$1,700,000	$2,173,184	$52,958	$3,302,181	$6,715,056	$13,943,379
Gregory B. Graves	$900,000	$832,575	$44,495	$1,155,303	$2,413,517	$5,345,890
Todd J. Edlund	$920,000	$881,550	$44,495	$817,266	$2,000,486	$4,663,797
Susan Rice	$720,000	$432,000	$40,239	$—	$820,567	$2,012,806
Clint Haris	$620,000	$458,563	$51,334	$53,600	$566,593	$1,730,090

(1)

Amounts for Mr. Loy, Mr. Graves, Mr. Edlund and Mr. Haris are based upon the variable compensation paid in 2017, which was the highest variable compensation paid to each such named executive officer for the three fiscal years immediately preceding 2018. Amounts for Ms. Rice are based on the target variable compensation for 2017.

(2)

Reflects the premiums to be paid by the Company to provide the named executive officer with health and dental benefits substantially similar to those they were receiving as of December 31, 2018 (with an assumed

5% premium increase per year on medical insurance, the premiums to be paid by the Company to provide the named executive officer with continuation of group term life insurance and the cost paid by the Company for the outplacement allowance referred to above).
(3)

Reflects the net value of in-the-money unvested stock options based on the closing price of the Company’s stock on the last trading day of 2018. The net value of in-the-money vested and unvested stock options based on the closing price of the Company’s stock on the last trading day of 2018, is: (a) in the case of Mr. Loy – $7,395,356; (b) in the case of Mr. Graves – $1,237,122; (c) in the case of Mr. Edlund – $1,788,296; (d) in the case of Ms. Rice – $0; and (e) in the case of Mr. Haris – $71,467.

(4)

Reflects the value of restricted stock units and performance share units, which are calculated assuming the Company achieves target performance, still subject to restrictions and valued based on the closing price of the Company’s stock on the last trading day of 2018 ($27.90).

The change in control agreements for Mr. Graves and Mr. Edlund also provide for an additional tax “gross-up” payment to the executive of an amount sufficient to satisfy, on an after-tax basis, any excise tax payable by such executive under Section 4999 of the Internal Revenue Code of 1986 as a result of any payments or benefits received by him. The change in control agreements also include a confidentiality covenant and two year post-termination non-competition and non-solicitation covenants by each named executive officer. As noted above, pursuant to the Company’s policy, new change in control agreements entered into after 2013 do not contain any change in control tax gross-up provisions.

Severance Benefits in Connection with Termination. As describe above in “Chief Executive Officer Compensation” and “Employment Agreements”, Mr. Loy and Mr. Graves have certain agreements with the Company that provide for severance in the event they are terminated by us without “cause” or if they are terminated “for good reason”. Please see those discussions for a detailed description of the terms of those agreements and a description of the estimated payments and benefits in the event they are terminated by us without “cause” or if they are terminated “for good reason”.

Treatment of Equity Awards in Connection with a Change in Control. With respect to performance share units, if the awards held by executives are assumed or continued in connection with a change in control, performance would be determined based on actual performance through the consummation of a change in control and the awards would continue to vest following such change in control based on continued service through the end of the performance period, except that if the executive is terminated without cause or resigns with good reason during the 24 months following the change in control, the award would vest “double-trigger” upon such termination. If performance share units are not assumed or continued in connection with a change in control, awards held by executives would vest upon the consummation of the change in control, with performance determined based on actual performance through the consummation of the change in control.

With respect to restricted stock units and stock options, if the awards are assumed or continued in connection with a change in control, the awards would vest “double-trigger” upon the executive’s termination without cause, or, to the extent provided in his or her Executive Change in Control Termination Agreements, upon the executive’s resignation for “good cause.” If such restricted stock units and stock options held by executives are not assumed or continued in connection with a change in control, the awards would vest upon the consummation of the change in control. In addition, in the event of a “covered transaction” (which is generally defined as (i) a consolidation or merger in which Entegris is not the surviving corporation or which results in the acquisition of all of Entegris’ common stock by a single person or entity or group of persons acting in concert, (ii) a sale or transfer of all or substantially all of Entegris’ assets, or (iii) a dissolution or liquidation of Entegris), outstanding restricted stock units and stock options would vest in full upon the consummation of the covered transaction.

The Entegris-Versum Merger. The Board of Directors has determined to treat the consummation of the Entegris-Versum Merger as a “change in control” or term of similar meaning for purposes of Entegris’ compensation plans and arrangements, including its equity awards and severance agreements.

CEO Pay Ratio

We believe that there has been no significant change to the Company’s employee population or compensation arrangements and the median employee’s circumstances have not changed. There have been no changes that the Company reasonably believes would significantly affect our pay ratio disclosure. As a result, we are using the same median employee for the calculation of the 2018 CEO Pay Ratio as we did for the 2017 CEO Pay Ratio. In 2017, to determine the pay ratio required by Item 402(u) of Regulation S-K, the Company first identified the median employee using our global employee population as of December 31, 2017, which included all global full-time, part-time, temporary, and seasonal employees that were employed on that date. The Company used “gross wages paid” as the consistently applied compensation measure across its global employee population, measured from January 1 through December 31, 2017, to calculate the median employee compensation. The Company annualized the compensation for any full-time and part-time employees that it hired in 2017 and that were employed on December 31, 2017. The median employee was identified in 2017 and compensation for the same median employee is being utilized for 2018. The Company determined this median employee’s annual total compensation using the Summary Compensation Table methodology as detailed in Item 402(c)(2)(x) of Regulation S-K, and compared it to the total compensation of our CEO, as detailed in the Summary Compensation Table for 2018 to arrive at the pay ratio disclosed below. The Company’s median employee’s 2018 compensation was approximately $52,736 and the Company’s CEO’s 2018 compensation was $4,726,687. As a result, pursuant to Item 402(u) of Regulation S-K, the Company’s 2018 CEO to median employee pay ratio is approximately 89.6:1.

Anti-Hedging Policy

During 2014, the Board of Directors adopted a policy against hedging, pledging and speculative transactions in the Company’s stock. This policy covers directors, Executive Officers, employees and consultants and prohibits, directly or indirectly engaging in any hedging or monetization transactions with respect to the Company’s securities; pledging, hypothecating, or otherwise encumbering shares of the Company’s common stock or other equity securities as collateral for indebtedness, or engaging in short-term or speculative transactions in the Company’s securities including short-term trading where the Company’s securities are sold within six months following the purchase (or vice versa) and short sales of the Company’s securities (i.e., the sale of a security that the seller does not own).

Clawback Policy

In December 2018, the Board of Directors adopted an incentive compensation clawback policy. The Compensation Committee determined that it may be appropriate to recoup or “claw back” certain annual cash and long-term equity incentive compensation in specified situations. The Company may recoup paid incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. The Compensation Committee may, in its discretion, seek to recoup the difference between the incentive compensation paid and the lower amount that would have been paid based upon accurate information or restated financial results. The Compensation Committee has flexibility to update the policy to be consistent with any subsequent SEC rules on this topic. In addition, the Company now includes a specific reference to this clawback right in its equity award agreements.

Management Development & Compensation Committee Interlocks and Insider Participation

The current members of the Management Development & Compensation Committee of the Company’s Board of Directors are James F. Gentilcore, Chair, R. Nicholas Burns, James P. Lederer, and Azita Saleki-Gerhardt. No member of the Management Development & Compensation Committee was at any time during fiscal year 2018 an officer or employee or former officer or employee of either the Company or of any subsidiary, nor has any member of such committee had any relationship with Entegris requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933.

During fiscal 2018, no executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Management Development & Compensation Committee of the Company.

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The Management Development & Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K under the Securities Act of 1933 with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

James F. Gentilcore, Chair

R. Nicholas Burns

James P. Lederer

Azita Saleki-Gerhardt

OWNERSHIP OF ENTEGRIS COMMON STOCK

Management Holdings of Entegris Common Stock

Except as noted therein, the following table sets forth information concerning the number of shares of Entegris Common Stock, $0.01 par value, beneficially owned, directly or indirectly, by each director or nominee; each of the named executive officers and all directors and executive officers as a group as of March 8, 2019 or subject to acquisition by any of them within sixty days following that date. This information is based on information provided by each director, nominee and executive officer and the listing of such securities is not necessarily an acknowledgment of beneficial ownership. Unless otherwise indicated by footnote, the director, nominee or executive officer held sole voting and investment power over such shares.

Name of Beneficial Owner	Amount And Nature of Shares Beneficially Owned(1)(2)		% of Class(3)
Michael A. Bradley	49,803		*
R. Nicholas Burns	43,772		*
James F. Gentilcore	18,498	(4)	*
James P. Lederer	14,868		*
Paul L.H. Olson	41,014		*
Azita Saleki-Gerhardt	3,897		*
Brian F. Sullivan	94,698		*
Bertrand Loy	947,647		*
Gregory B. Graves	75,405		*
Todd Edlund	199.392		*
Susan Rice	10,153		*
Clint Haris	32,226		*
All Directors and Executive Officers as a Group (18) persons (including those listed above):	1,969,127	(5)	1.5%

*	None of these officers or directors owns as much as 1.0% of Entegris common stock.
(1)

Included in the shares listed as beneficially owned are the following number of shares subject to acquisition through the exercise of stock options under Entegris stock option plans which the following named executive officers have the right to acquire within 60 days following March 8, 2019: Mr. Loy – 461,474 shares; Mr. Graves – 36,179 shares; Mr. Edlund – 86,029 shares; Ms. Rice – 4,665 shares and Mr. Haris – 8,889 shares.

(2)

Includes restricted stock units which are subject to forfeiture and other restrictions which lapse within 60 days following March 8, 2019 as follows: Mr. Bradley – 4,090 shares; Mr. Burns – 4,090 shares; Mr. Gentilcore – 4,090 shares; Mr. Lederer – 4,090 shares; Mr. Olson – 4,090 shares; Ms. Saleki-Gerhardt – 4,090; and Mr. Sullivan – 4,090 shares.

(3)	Calculated based on 135,513,636 issued and outstanding shares of Entegris common stock as of March 8, 2019.
(4)	Includes 18,498 shares indirectly owned through a family trust.
(5)	Includes 625,866 shares subject to acquisition by executive officers and directors within 60 days following March 8, 2019 including those described in footnotes 1 and 2 above.

Other Principal Holders of Entegris Common Stock

Based on reports filed with the SEC through March 8, 2019, the following persons are believed by the Company to be the beneficial owners of more than 5% of Entegris common stock, the Company’s only class of voting securities, as of December 31, 2018:

Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
Vanguard Group, Inc.	12,988,165	(2)	9.6%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	9,993,518	(3)	7.4%
55 East 52nd Street
New York, NY 10055

GMT Capital Corp.	8,074,480	(4)	6.0%
2100 RiverEdge Parkway, Suite 840
Atlanta, GA 30328

T. Rowe Price Associates, Inc.	7,067,398	(5)	5.2%
100 E. Pratt Street
Baltimore, MD 21202

(1)	Calculated based on 135,513,636 outstanding shares of Entegris common stock as of March 8, 2019.
(2)

Based on information set forth in the Schedule 13G filed with the SEC on February 11, 2019 by Vanguard Group, Inc., a registered investment advisor (“Vanguard”), relating to Entegris common stock, Vanguard exercises sole dispositive power with respect to 12,689,894 of such shares, shared dispositive power with respect to 298,271 of such shares, sole voting power with respect to 294,442 of such shares and shared voting power with respect to 18,429 of such shares.

(3)

Based on information set forth in the Schedule 13G filed with the SEC on February 4, 2019, by BlackRock, Inc., a parent holding company (“BlackRock”), relating to Entegris common stock, BlackRock exercises sole dispositive power with respect to 9,993,518 shares, shared dispositive power with respect to no shares, sole voting power with respect to 9,682,355 shares and shared voting power with respect to no shares.

(4)

Based on information set forth in the Schedule 13G filed with the SEC on February 13, 2019 by GMT Capital Corp. (“GMT Capital”) relating to Entegris common stock, as owned by: (i) Bay Resource Partners, L.P. (“Bay I”) – 1,265,810 shares, (ii) Bay II Resource Partners, L.P. (“Bay II”) – 2,281,000 shares, (iii) Bay Resource Partners Offshore Master Fund, L.P. (“Offshore Fund”) – 4,182,010 shares, (iv) GMT Capital – 8,074,480 shares and (v) Thomas E. Claugus – 8,074,480 shares. GMT Capital, the general partner of Bay and Bay II, has the power to direct the affairs of Bay and Bay II, including the voting and disposition of shares. As the discretionary investment manager of the Offshore Fund and certain other accounts, GMT Capital has power to direct the voting and disposition of shares held by the Offshore Fund and such accounts. Mr. Claugus is the President of GMT Capital and in that capacity directs the operations of each of Bay and Bay II and the voting and disposition of shares held by the Offshore Fund and separate client accounts managed by GMT Capital.

(5)

Based on information set forth in the Schedule 13G filed with the SEC on February 14, 2019 by T. Rowe Price Associates, Inc. (“T. Rowe Price”), relating to Entegris common stock, T. Rowe Price exercises sole dispositive power with respect to 7,067,398 of such shares, shared dispositive power with respect to no shares, sole voting power with respect to 1, 540,591 and shared voting power with respect to no shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers and persons who own more than 10 percent of Entegris Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Entegris common stock. Entegris is required to disclose any failure to file these reports by the required due dates. During 2018, we believe all required reports were filed on or before the applicable due date, except for one Form 4 for Mr. Sullivan relating to 187.765 deferred restricted stock units payable on a one-for-one basis in Entegris, Inc. common stock, which were acquired with the automatic purchase feature of the Entegris, Inc. 2007 Deferred Compensation Plan in connection with the cash dividend paid by Entegris, Inc. on May 23, 2018.

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is currently composed of four members and acts under a written charter adopted by the Board of Directors. The members of the Audit & Finance Committee are independent directors, as defined in the Audit & Finance Committee Charter and in the NASDAQ Stock Market, Inc. Marketplace Rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

The Audit & Finance Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2018 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. Management represented to the Audit & Finance Committee that the Company’s financial statements had been prepared in accordance with accounting principles generally accepted in the United States. The Audit & Finance Committee selected KPMG LLP to serve as the Company’s independent registered public accounting firm for 2018, which selection was ratified by the Stockholders at the 2018 Annual Meeting of Stockholders. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements. More specifically, the Audit & Finance Committee reviews, evaluates, and discusses with the Company’s management and with the independent registered public accounting firm, the following matters:

•	the plan for, and report of the independent registered public accounting firm on each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies; significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel and the areas of risk that could impact the Company’s business.

The Audit & Finance Committee also reviewed and discussed the audited financial statements and the matters required by Public Company Accounting Oversight Board (PCAOB) Audit Standard No. 1301 (Communications with Audit Committees) with KPMG LLP, the Company’s independent registered public accounting firm for 2018. PCAOB Audit Standard No. 1301 (Communications with Audit Committees) requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit & Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

KPMG LLP also provided the Audit & Finance Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence). PCAOB Rule 3526 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit & Finance Committee discussed with the independent registered public accounting firm the matters disclosed in this communication and that firm’s independence from Entegris. The Audit & Finance Committee also considered whether the provision of the audit related and tax services to Entegris by the independent registered public accounting firm, which are referred to under PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019 below, is compatible with maintaining such auditors’ independence and concluded that the independent registered public accounting firm met the specified independence standards.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

In performing all of these functions, the Audit & Finance Committee acts only in an oversight capacity. The members of the Audit & Finance Committee have necessarily relied on the information, opinions, reports and statements presented to them by Entegris management, which has the primary responsibility for financial statements and reports. The members of the Audit & Finance Committee have also relied on the work and assurances of the Company’s independent registered public accounting firm, who in their report express an opinion on the Company’s annual financial statements. Accordingly, while the Audit & Finance Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as described above, the foregoing oversight procedures do not assure that management has maintained adequate financial reporting processes and controls, that the financial statements are accurate, or that the audit would detect all inaccuracies or flaws in the Company’s financial statements. The information set forth in this report of the Audit & Finance Committee is not “soliciting material”, deemed to be “filed” with the Securities and Exchange Commission and is not incorporated by reference into any filings of the Company under the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in any such filing.

AUDIT & FINANCE COMMITTEE

James P. Lederer, Chair

Michael A. Bradley

James F. Gentilcore

Brian F. Sullivan

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2019

KPMG LLP (“KPMG”), independent registered public accounting firm, has reported on the Company’s consolidated financial statements for the years ended December 31, 2018, 2017 and 2016. The Audit & Finance Committee selected KPMG as the Company’s independent registered public accounting firm for 2019 and has also reviewed and approved the scope and nature of the services to be performed for Entegris by that firm. Representatives of KPMG are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with KPMG for fiscal year 2019 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders of the Company. The Sarbanes-Oxley Act of 2002 requires the Audit & Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board of Directors is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the selection of KPMG is not ratified by the majority of the votes cast by the stockholders entitled to vote at the Annual Meeting, the Audit & Finance Committee will reconsider whether to retain KPMG, and may retain that firm or another firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of ratification of the appointment, the Audit & Finance Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of KPMG regularly attend meetings of the Audit & Finance Committee. The Audit & Finance Committee pre-approves and reviews audit and non-audit services performed by KPMG as well as the fees charged by KPMG for such services. In its pre-approval and review of non-audit service fees, the Audit & Finance Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, publicly traded companies are prohibited from obtaining certain non-audit services from its independent registered public accounting firm. In 2018 and 2017, we did not obtain any of these prohibited services from KPMG. Entegris uses other accounting firms for these types of non-audit services. For additional information concerning the Audit & Finance Committee and its activities with KPMG, see “Corporate Governance” and “Report of the Audit & Finance Committee” above.

Audit Fees

Aggregate fees for professional services rendered for the Company by KPMG for the fiscal years ended December 31, 2018 and 2017 were:

Service	2018	2017
Audit Fees	$1,775,000	$1,937,000
Audit Related Fees	—	—
Tax Fees	512,000	243,000
All Other Fees	—	—

Total	$2,287,000	$2,180,000

The Audit services for the years ended December 31, 2018 and 2017 consisted of professional services rendered for the integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002; the statutory audits of certain of the Company’s foreign subsidiaries; the review of the Company’s interim consolidated financial statements in quarterly reports to the SEC; incremental audit services in connection with our acquisition of SAES Pure Gas, a comfort letter in connection with our 2017 notes offering; a comfort letter in connection with the refinancing of our credit facility in 2018 and the services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings with the SEC.

The fees for Tax services for the year ended December 31, 2018 and 2017 were for tax matters relating to a management hub in Singapore and transfer pricing of the Company’s products, services in response to tax reform, as well as for services related to tax compliance, tax planning and tax advice for the Company.

There were no fees for All Other services for the years ended December 31, 2018 or 2017.

The charter of the Audit & Finance Committee requires the pre-approval of all non-audit services before any such non-audit services are performed for the Company. The charter of the Audit & Finance Committee is posted on the Company’s web site http://www.Entegris.com under “Investors – Corporate Governance”. The Audit & Finance Committee adopted pre-approval policies and procedures with respect to audit and permissible non-audit services (“Services”). Under this policy, Services must receive either a general pre-approval or a specific pre-approval by the Audit & Finance Committee. The grant of a general pre-approval of Services is limited to identified Services that have been determined not to impair the independence of the independent registered public accounting firm and must include a maximum fee level for the Services approved. A request for specific pre-approval must include detailed information concerning the scope of the Services and the fees to be charged. The policy also provides for a special delegation of pre-approval authority to the Chair of the Audit & Finance Committee where the commencement of Services is required prior to the next scheduled meeting of the Audit & Finance Committee and it is impractical to schedule a special meeting; any such pre-approval by the Chair is subject to review by the full Audit & Finance Committee. All of the fees listed as paid for 2018 and 2017 in the table above received pre-approval by the Company’s Audit & Finance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers, who are listed in the Summary Compensation Table above. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as disclosed under the “Executive Compensation” section of this proxy statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this proxy statement, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED:	That the stockholders of Entegris, Inc. (“Entegris”) hereby approve, on an advisory basis, the compensation paid to Entegris’ named executive officers, as disclosed in Entegris’ Proxy
Statement for the 2019 Annual Meeting of Stockholders under the heading entitled
“Compensation of Executive Officers” pursuant to Item 402 of Regulation S-K including the
Compensation Discussion and Analysis, compensation tables and narrative discussion.”

While we intend to carefully consider the voting results of this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Management Development & Compensation Committee. Our Board of Directors and the Management Development & Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION

OF THE ABOVE RESOLUTION INDICATING APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS AND NOMINEES FOR 2020 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Company no later than November 21, 2019 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Proposals should be addressed to the Corporate Secretary, Entegris, Inc., 129 Concord Road, Billerica, MA 01821.

Under the Company’s By-Laws, any stockholder of record of Entegris may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of Entegris at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Such written notice must set forth: (a) as to each proposed nominee: (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to be named as a nominee and to serve as a director if elected; and (v) a statement whether such nominee, if elected, has agreed to tender, promptly following such election, an irrevocable resignation to be effective if, at the next meeting for the election of directors: (A) the director does not receive the majority vote required by Section 3.3 of the By-Laws and (B) the Board of Directors accepts such resignation; and (b) as to the stockholder giving the notice: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company which are beneficially owned by such stockholder; (iii) the class or series and number of shares of capital stock of the Company that are beneficially owned by each associate of the stockholder or beneficial owner as of the date of the notice; (iv) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the business between or among such stockholder and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); (v) a description of any agreement, arrangement or understanding (whether or not in writing and including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or in cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of capital stock of the Company, including the notional number of shares that are the subject of such agreement, arrangement or understanding; (vi) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Company, including the number of shares that are the subject of such agreement, arrangement or understanding; and (vii) a description of all direct and indirect compensation and any other material agreement, arrangement, understanding or relationship during the past three years between or among such stockholder and its affiliates and associates, or others with whom such stockholder is acting in concert, on the one hand, and each such nominee and his or her affiliates and associates, or others with whom such nominee is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K if the stockholder making the nomination, or any affiliate or associate of such stockholder or person with whom the stockholder is acting in concert, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. Further, under the By-Laws, the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Under the Company’s By-Laws, nominees for director submitted by stockholders for inclusion in the Company’s 2020 proxy statement must be received no earlier than January 1, 2020 and not later than January 31, 2020. Unless the information specified above is received by Entegris at its headquarters at 129 Concord Road,

Billerica, MA 01821, Attention: Corporate Secretary, within such period, nominees will not be included in the Company’s 2020 proxy statement.

Likewise the By-Laws specify that the period for receipt of timely notice of stockholder proposals for submission to the Entegris 2020 Annual Meeting of Stockholders without inclusion in the Company’s 2020 proxy statement is not earlier than January 1, 2020 and not later than January 31, 2020. Unless such notice is received by Entegris at its headquarters at 129 Concord Road, Billerica, MA 01821, Attention: Corporate Secretary, within such period, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accompanies this proxy statement. Stockholders may obtain without charge an additional copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, by writing to Gregory B. Graves, Executive Vice President & Chief Financial Officer, Entegris, Inc. at the Company’s offices at 117 Jonathan Boulevard N, Chaska MN 55318. In addition, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available through the web site of the SEC (www.sec.gov) on the EDGAR database as well as on the Company’s web page www.Entegris.com in the “Investors” section under the heading “Financial Information – SEC Filings”.

OTHER BUSINESS

The Board of Directors is not aware of any other business to come before the Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment as to such matters.

By Order of the Board of Directors,

Bertrand Loy

President and Chief Executive Officer

Billerica, Massachusetts

March 20, 2019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on April 29, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
ENTEGRIS, INC. ATTN: CORPORATE SECRETARY 129 CONCORD RD. BILLERICA, MA 01821

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on April 29, 2019. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

   TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:	For	Against	Abstain
1a. Michael A. Bradley 1b. R. Nicholas Burns 1c. James F. Gentilcore 1d. James P. Lederer 1e. Bertrand Loy 1f. Paul L. H. Olson 1g. Azita Saleki-Gerhardt 1h. Brian F. Sullivan	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
				2. Ratify Appointment of KPMG LLP as Entegris, Inc.’s Independent Registered Public Accounting Firm for 2019.		☐	☐	☐
				3. Approval, by non-binding vote, of the compensation paid to Entegris, Inc.’s named executive officers (advisory vote).		☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, 10-K Wrap are available at www.proxyvote.com

ENTEGRIS, INC. Annual Meeting of Stockholders April 30, 2019 10:00 AM This proxy is solicited by the Board of Directors

By signing this proxy or granting your proxy by telephone or the Internet as described on the reverse side, you revoke all prior proxies and constitute and appoint Bertrand Loy and Gregory B. Graves and each of them singly, your proxies and attorneys with the powers you would possess if personally present and with full power of substitution, to vote all shares of Common Stock of Entegris, Inc. held by you or in respect of which you would be entitled to vote or act at the Annual Meeting of Stockholders of Entegris, Inc. to be held at the Headquarters of Entegris, Inc., 129 Concord Road, Billerica, MA, on April 30, 2019 at 10:00 a.m. local time and at any adjournments of said meeting upon all subjects that may properly come before the meeting, subject to any directions indicated on this proxy.

IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL EIGHT NOMINEES; FOR THE RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTING FIRM; FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION; AND IN THE DISCRETION OF THE NAMED PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side